                                                                   EXHIBIT 10.26













                                    TORREY RESERVE

                                     OFFICE LEASE



                                       BETWEEN


                        PACIFIC TORREY RESERVE HOLDINGS, L.P.,
                           A CALIFORNIA LIMITED PARTNERSHIP


                                      (LANDLORD)


                                         AND


                            COLLATERAL THERAPEUTICS, INC.,
                               A CALIFORNIA CORPORATION


                                       (TENANT)


                                 DATE: APRIL 7, 1998

                                  TABLE OF CONTENTS

     SUBJECT MATTER                                                         PAGE

     Article 1      PROJECT, BUILDING AND PREMISES . . . . . . . . . . . . . .1
     Article 2      LEASE TERM . . . . . . . . . . . . . . . . . . . . . . . .1
     Article 3      BASE RENT. . . . . . . . . . . . . . . . . . . . . . . . .3
     Article 4      ADDITIONAL RENT. . . . . . . . . . . . . . . . . . . . . .3
     Article 5      SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . .7
     Article 6      USE. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Article 7      COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . .7
     Article 8      HAZARDOUS MATERIAL . . . . . . . . . . . . . . . . . . . .8
     Article 9      UTILITIES AND SERVICES . . . . . . . . . . . . . . . . . .9
     Article 10     REPAIRS AND MAINTENANCE. . . . . . . . . . . . . . . . . 10
     Article 11     ALTERATIONS AND ADDITIONS. . . . . . . . . . . . . . . . 10
     Article 12     COVENANT AGAINST LIENS . . . . . . . . . . . . . . . . . 11
     Article 13     EXCULPATION, INDEMNIFICATION, AND
                    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . 12
     Article 14     DAMAGE AND DESTRUCTION . . . . . . . . . . . . . . . . . 14
     Article 15     CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . 15
     Article 16     ASSIGNMENT AND SUBLEASING. . . . . . . . . . . . . . . . 16
     Article 17     SURRENDER OF PREMISES. . . . . . . . . . . . . . . . . . 18
     Article 18     HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . 19
     Article 19     ESTOPPEL CERTIFICATES. . . . . . . . . . . . . . . . . . 19
     Article 20     SUBORDINATION, NONDISTURBANCE, AND
                    ATTORNMENT . . . . . . . . . . . . . . . . . . . . . . . 19
     Article 21     DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . 20
     Article 22     LATE PAYMENTS. . . . . . . . . . . . . . . . . . . . . . 21
     Article 23     NON-WAIVER . . . . . . . . . . . . . . . . . . . . . . . 21
     Article 24     WAIVER OF RIGHT TO JURY TRIAL. . . . . . . . . . . . . . 22
     Article 25     ATTORNEY FEES AND COSTS. . . . . . . . . . . . . . . . . 22
     Article 26     LANDLORD'S ACCESS TO PREMISES. . . . . . . . . . . . . . 22
     Article 27     SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Article 28     TENANT PARKING . . . . . . . . . . . . . . . . . . . . . 23
     Article 29     SECURITY . . . . . . . . . . . . . . . . . . . . . . . . 23
     Article 30     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 24

     EXHIBIT A      SITE PLAN OF PROJECT
     EXHIBIT B      DIAGRAM OF PREMISES
     EXHIBIT C      TENANT IMPROVEMENT AGREEMENT
     EXHIBIT D      NOTICE OF BASIC LEASE INFORMATION
     EXHIBIT E      RULES AND REGULATIONS
     EXHIBIT F      ESTOPPEL CERTIFICATE
     EXHIBIT G      LETTER OF CREDIT

                                        Part I

                          SUMMARY OF BASIC LEASE INFORMATION

The basic terms of this Lease are as follows. All terms in quotations are defined terms used elsewhere in this Lease:

1.   Date of Lease: 4/9/98
                   -------------------------------------------------------------

2.   "Landlord":    Pacific Torrey Reserve Holdings, L.P., a California limited partnership
                    ------------------------------------------------------------

3.   "Tenant": Collateral Therapeutics Inc., a California Corporation
              ------------------------------------------------------------------

4.   Description of Involved Property:

     (a) "Project": That certain mixed-use project commonly referred to as Torrey Reserve Unit No. 2, as more particularly described on attached EXHIBIT A.

     (b)  "Building": Building Two - North Court, 11622 El Camino Real
                     -----------------------------------------------------------

     (c)  Number of Rentable Square Feet in Building: 55,312
                                                     ---------------------------

     (d) "Premises": That certain office space consisting of approximately 17,444 Rentable Square Feet of space and 15,512 Usable Square Feet of space constituting the third floor of the Building, as more particularly described on Exhibit B, known as Suite TBD.

5.   "Lease Term":

     (a) Duration: 6 years and 0 months subject to extension in accordance with Section 2.5;

     (b) "Lease Commencement Date": The earlier of (1) the date on which Tenant occupies for the purpose of operating Tenant's business in all or part of the Premises, or (2) the date on which the Tenant Improvements are Substantially Complete (as defined below), subject to acceleration due to Tenant Delays (as defined in EXHIBIT C);

          The anticipated Lease Commencement Date is   December 1, 1998.
                                                     ----------------------

     (c) "Lease Expiration Date": The last day of the Lease Term which, subject to extension or earlier termination upon Tenant's default, will be the last day of the month in which the SIXTH (6TH) anniversary of the Lease Commencement Date occurs;

6.   "Base Rent":

Lease Year     Monthly Base Rent
----------     -----------------

     1           $35,760.20        ($2.05 per Rentable Square Foot)
     2           $36,632.40        ($2.10 per Rentable Square Foot)
     3           $37,504.60        ($2.15 per Rentable Square Foot)
     4           $38,376.80        ($2.20 per Rentable Square Foot)
     5           $39,249.00        ($2.25 per Rentable Square Foot)
     6           $40,121.20        ($2.30 per Rentable Square Foot)

7.   Additional Expenses:

     (a)  "Base Year": The calendar year of       1999
                                           -------------------------------------

     (b)  Tenant's Share of Direct Expenses:  Approximately      31.54%
                                                           ---------------------

8.   Security Deposit:   $35,760.20
                      ----------------------------------------------------------

9. "Permitted Use": TENANT SHALL USE THE PREMISES ONLY FOR GENERAL OFFICE AND ADMINISTRATIVE PURPOSES, AND RELATED USES IN COMPLIANCE WITH APPLICABLE GOVERNMENTAL REGULATIONS AND PRIVATE RESTRICTIONS OF RECORD.

10. Parking: Tenant shall be entitled to the use, at no additional charge, of 62 parking spaces, of which 19 shall be under building reserved parking spaces in the Building's subterranean parking structure and 43 shall be unreserved parking spaces, subject to Tenant's pro rata share of Project handicapped and visitor parking spaces.

11.  Addresses for notices:

     (a)  Landlord's address: c/o American Assets, Inc.
                         11455 El Camino Real, Suite 200
                         San Diego, CA 92130-2045
                         Attn.: Property Manager
     (b)  Tenant's address:

          (1) Before Lease Commencement Date:     Collateral Therapeutics, Inc.
                                                  9360 Towne Centre Drive
                                                  San Diego, CA 92121
                                                  Attn: Mr. George Chuppe II

          (2) After Lease Commencement Date: At the Premises

     (c)  Address of Landlord's lender:      Wells Fargo Bank
                                             401 B Street, Suite 304
                                             San Diego, CA 92101
                                             Attn.: Mr. Jeff Reed

12.  Brokers:  CB Commercial (Dick Balestri) representing Landlord and
               Brown/Colarusso & Associates (Casey Brown) representing Tenant.

13. Letter of Credit: Tenant shall cause Imperial Bank (or another federally insured financial institution reasonably acceptable to Landlord) to issue an unconditional irrevocable standby letter of credit ("Letter of Credit") on or before the Lease Commencement Date in the form of attached EXHIBIT G, and in the face amount of the sum of $693,018.76 plus the amount of the Additional Tenant Improvement Allowance (as defined in EXHIBIT "C"), if any, used by Tenant pursuant to the provisions of attached EXHIBIT "C" (subject to reduction as provided below). The Letter of Credit must be issued for a term of twelve (12) months and must be renewed annually by Tenant (in form and content identical to attached EXHIBIT G, except as otherwise provided below) through to fifth year of the Lease Term, no later than thirty (30) days prior to the date of the Letter of Credit's annual expiration; provided, however, (i) the face amount of the Letter of Credit will decrease by twenty percent (20%) of the original amount of the Letter of Credit per year, and (ii) in the event the Tenant Improvement Allowance (as defined in EXHIBIT "C") is less than $461,188.00, then Tenant may decrease the face amount of the Letter of Credit by the difference between $461,188.00 and the amount of the actual Tenant Improvement Allowance. Notwithstanding the provisions of clause (i) of the preceding sentence, the face amount of the Letter of Credit shall not be decreased upon a renewal if Tenant is in default under any provision of this Lease at the time of the renewal; provided, however, that if, at the time of renewal, Tenant is in default, but the applicable cure period for such default has not expired, then upon timely cure of such default the Letter of Credit may be decreased by Tenant in accordance with this paragraph. Concurrent with each renewal, Tenant shall provide Landlord with the renewal Letter of Credit or other evidence satisfactory to Landlord that the Letter of Credit has been renewed. The Letter of Credit will be canceled if Tenant raises at least $20,000,000.00 through an initial public offering and Tenant is not then in default under any provision of this Lease.

Each reference in this Lease to any provision in this Summary shall he construed to incorporate all the terms provided under that provision of the Summary. In the event of any conflict between a provision in this Summary and a provision in the balance of the Lease, the latter shall control.

                                       PART II

                                   LEASE PROVISIONS

                                      Article 1
                            PROJECT, BUILDING AND PREMISES

     1.1. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, the Building, and/or the Project except as specifically stated in this Lease. Landlord does warrant that all structural components of the Building will be in good working condition throughout the Lease Term and that the Building and Premises will be in compliance with all current, applicable building codes and other governmental regulations as well as the Americans With Disabilities Act and any applicable Title 24 requirements as of the Lease Commencement Date.

     1.2. APPURTENANT RIGHTS. Tenant is granted the right at all times during the Lease Term (as defined below) to the nonexclusive use, in common with others, of the main lobby, common corridors and hallways, stairwells, elevators, restrooms, driveways, underground, unreserved parking areas, and other common areas located within and below the Building. Landlord, however, has the right in its sole, reasonable discretion to determine the manner in which all such common areas are maintained and operated as a first-class office building, and the use of those common areas shall be subject to the Rules and Regulations (as defined below), and Landlord reserves the right to change all elements of the Project, provided that such changes do not materially and adversely affect Tenant's rights under this Lease.

     1.3. PREPARATION OF PREMISES; ACCEPTANCE. The rights and obligations of the parties regarding the construction of the Premises before the commencement of the Lease Term are stated in the Tenant Improvement Agreement attached to this Lease as Exhibit C. If this Lease conflicts with the Tenant Improvement Agreement, the Tenant Improvement Agreement shall prevail.

     1.4. RENTABLE AREA AND USABLE AREA.

          1.4.1. STANDARD OF CALCULATION. For purposes of this Lease, "Rentable Area", "Rentable Square Feet", "Rentable Square Footage", "Usable Area", "Usable Square Feet", and "Usable Square Footage" will be calculated under the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1C1996 (revised and adopted June 7, 1996) or successor standard(s), adopted by the Building Owners and Managers Association International (BOMA).

          1.4.2. VERIFICATION OF RENTABLE AREA OF PREMISES AND BUILDING. The Rentable Area of the Premises and the Building shall be measured by Landlord's space planner or architect and approved by Tenant's space planner, prior to the Lease Commencement Date. That verification shall be made in accordance with the above Section. If Landlord's space planner or architect certifies in writing and Tenant's space planner approves in writing that the Rentable Area of the Premises or the Building is different from that stated in this Lease, all Rent that is based on that incorrect amount shall be modified in accordance with that certification. If that certification is made, a copy of such certification shall be delivered by Landlord to Tenant.

                                      Article 2
                                      LEASE TERM

     2.1. LEASE TERM. The provisions of this Lease shall be effective as of the date of this Lease. The Lease Term shall commence on the Lease Commencement Date and shall expire on the Lease Expiration Date, unless this Lease is sooner terminated as provided in this Lease.

     2.2. EARLY POSSESSION. Subject to Landlord's determination of the availability of the Premises, Tenant shall be permitted to move its furniture, trade fixtures, equipment, machinery, goods and supplies into the Premises prior to the Lease Commencement Date so long as such access does not, in Landlord's reasonable judgment, interfere with the conduct of Landlord's contractor or materially interfere with Landlord's ability to bring the Premises to Substantial Completion (as defined in Exhibit C) in a timely manner. Landlord shall use reasonable efforts to make the Premises available to Tenant for the purposes set forth in the foregoing sentence at least thirty (30) days prior to the Lease Commencement Date. Such entry upon the Premises shall be subject to all the provisions of this Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent as long as Tenant is not operating its business On the Premises during such early possession period; provided, however, that Tenant shall have previously provided Landlord with proof of Tenant's insurance as set forth in Section 13.5 of this Lease. All materials, work, installation, equipment and decorations of any nature brought upon or installed by Tenant in the Premises prior to the Lease Commencement Date shall be at Tenant's sole risk.

     2.3. CONFIRMATION OF LEASE INFORMATION. Within thirty (30) days following the Lease Commencement Date and at any time during the Lease Term, Landlord may deliver to Tenant a notice in the form set forth in Exhibit D, attached to this Lease, which Tenant shall execute and return to Landlord within ten (10) business days after receipt.

     2.4. LEASE YEAR. The term "Lease Year" shall mean (i) as to the first Lease Year, that twelve (12) month period commencing on the Commencement Date (provided, however, if the Commencement Date falls on a day other than the first day of a calendar month, then the first Lease Year will be extended through the final day of the calendar month in which the first anniversary of the Commencement Date occurs), (ii) as to every subsequent Lease Year other than the final Lease Year of the Term, the twelve (12) month period following the prior Lease Year, and (iii) as to the final Lease Year of the Term, the period commencing on that day immediately following the final day of the penultimate Lease Year of the Term and ending on the Expiration Date or earlier date of termination. (As an example of the foregoing, a Commencement Date of April 20, 1951 would yield a first Lease Year of April 20, 1951 through April 30, 1952. The following Lease Year would be May 1, 1952 through April 30, 1953. A "three
(3) year" Term would end on April 30, 1954.)

     2.5. DELAY IN DELIVERY OF PREMISES. If Landlord is unable to deliver possession of the Premises to Tenant on or before the Lease Commencement Date, Landlord shall not be subject to any liability for its failure to do so. This failure shall not affect the validity of this Lease or the obligations of Tenant under it, but the Lease Term shall commence on the date on which Landlord delivers possession of the Premises to Tenant; provided, however, if the Premises are not delivered to Tenant within ninety (90) days of the scheduled Lease Commencement Date, then Tenant shall have the right to terminate this Lease at any time prior to delivery of the Premises with no liability to Tenant or Landlord except for Landlord's obligation to refund to Tenant any security deposit, Tenant Extra Cost (as defined in EXHIBIT C, and prepaid rents previously received by Landlord. Landlord has no obligation, but shall make reasonable efforts, to provide Tenant with thirty (30) days' notice of the expected Commencement Date.

     2.6. OPTION TO EXTEND. Tenant shall have the option to extend the Lease Term (the "Option to Extend") for one additional term of five (5) years (the "Extension Term"), provided Tenant is in occupancy of at least seventy-five (75%) of the Premises at the time of exercise of the Option to Extend, and Tenant gives Landlord written notice of its election to exercise the Option to Extend no less than nine (9) months prior to the expiration of the Lease Term. Time is of the essence of Tenant's notice obligation hereunder.

          2.6.1. RESTRICTIONS IN TRANSFERABILITY OF OPTION. The Option to Extend is personal to the Tenant originally named in this Lease and any of its Affiliates (as defined in Section 16.6.3) and may not be exercised by any other Transferee (as defined below).

          2.6.2. CONDITIONS TERMINATING TENANT'S RIGHTS TO EXERCISE OPTION. Tenant shall not have the right to exercise the Option to Extend, notwithstanding anything set forth above to the contrary: (a) during any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease, and continuing until the default alleged in said notice is cured; (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant other than as provided in Section 21.1 below) and continuing until the obligation is paid;
(c) at any time after the occurrence of any default described in this Lease other than those described in the preceding clauses provided that Tenant shall have received notice thereof; or (d) in the event that Landlord has given to Tenant two or more notices of default or a late charge has become payable under this Lease during the twelve-month period prior to the time that Tenant intends to exercise the Option. The period of time within which the Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Option to Extend because of the foregoing provisions of this paragraph, even if the effect thereof is to eliminate Tenant's right to exercise the Option to Extend.

          2.6.3. CONDITIONS TERMINATING TENANT'S OPTION RIGHTS. All rights with respect to the Option to Extend shill terminate and be of no further force or effect even after Tenant's due and timely exercise of the Option to Extend, if, after such exercise, but prior to the commencement of the Extension Term,
(a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation become due (without any necessity of Landlord to give notice thereof to Tenant); (b) Tenant fails to cure a non-monetary default within thirty (30) days after the date the Landlord gives notice to Tenant of such default; or (c) Landlord gives to Tenant two or more notices of default or a late charge becomes payable for any such default, whether or not such defaults are cured.

          2.6.4. TERMS AND CONDITIONS OF EXTENSION TERM. If Tenant exercises the Option for the Extension Term, then the terms and conditions of the renewal shall be those of this Lease, and the Base Rent shall be the fair rental value (as defined below in Section 2.4.5(c) of the Premises as determined under Section 2.6.5 below. With respect to the Extension Term, Tenant shall not be entitled to any tenant improvement allowance. Tenant's exercise of the Option shall become irrevocable upon Tenant's provision of written notice to Landlord of Tenant's election to exercise the Option.

          2.6.5.    DETERMINATION OF FAIR RENTAL VALUE.

               (a) Not later than one hundred eighty (180) days prior to the last day of the month in which the sixth (6th) anniversary of the Lease Commencement Date occurs ("Valuation Date"), Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of the Valuation Date. If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least one hundred fifty (150) days prior to the Valuation Date, the fair rental value shall be determined by appraisal as described below.

               (b) If Landlord and Tenant are not able to agree upon the fair rental value of the Premises within the time period prescribed in Paragraph 2.4.4(a), then Landlord and Tenant shall attempt to agree in good faith upon a single broker not later than one hundred thirty-five (135) days prior to the Valuation Date. If Landlord and Tenant are unable to agree upon a single broker within such time period, then Landlord and Tenant shall each appoint a broker not later than one hundred twenty-five (125) days prior to the Valuation Date. Within five (5) days thereafter, the two appointed brokers shall appoint a third broker. If Landlord and Tenant agree upon a single broker, or if either Landlord or Tenant fails to appoint its broker within the prescribed time period, the single broker appointed shall determine the fair rental value of the Premises. If both parties fail to appoint brokers within the prescribed time periods, then the first broker thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own broker and the parties shall share equally the cost of the single or third broker if applicable. Each such broker must have at least five years experience in commercial real property in the area in which the Project is located, shall be licensed as brokers in the State of California and shall not have represented Landlord or Tenant at any time during the two (2) years immediately prior to the Valuation Date.

               (c) The term "fair rental value" shall mean the then prevailing rental rate and terms and conditions for comparable office space in the Project at the time of Commencement of the Extension Term. If a single broker is chosen, then such broker shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two of the three determinations of value which are closest in amount, and the third determination of value shall be disregarded. In no event, however, shall the Base Rent for the Extension Term be less than that of the initial Lease Term. If the fair rental value is determined to be less than the Base Rent for the initial Lease Term, Tenant shall have the right to cancel its election to exercise the Option by providing written notice of such cancellation to Landlord within ten (10) days after the date of determination of the fair rental value and in such event the Lease will terminate on the Lease Expiration Date.

Landlord and Tenant shall instruct the broker(s) to complete their determination of the fair rental value no later shall 30 days prior to the Valuation Date.
If, notwithstanding such instruction, the fair rental value is not determined before the first day of the Extension Term, then Tenant shall continue to pay to Landlord the Base Rental applicable to the Premises immediately prior to such Extension Term, until the fair rental value of the Premises is determined. When the fair rental value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

                                      Article 3
                                      BASE RENT

     3.1. DEFINITION OF "BASE RENT"; NO SET OFF. Tenant shall pay the Base Rent to Landlord in equal monthly installments as set forth in the Summary of Basic Lease Information, in advance on or before the first day of every calendar month during the Lease Term, without any notice, demand, set-off, or deduction. Payment must be in United States dollars and shall he made at the management office of the Building or at any other place that Landlord may from time to time designate in writing.

     3.2. INITIAL PAYMENT; PRORATION. The Base Rent for the first full calendar month of the Lease Term shall be paid when Tenant executes this Lease. If any payment date (including the Lease Commencement Date) falls on a day other than the first day of that calendar month, or if any Base Rent payment is for a period shorter than one calendar month, the Base Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/365 of the total annual Base Rent. All other payments or adjustments that are required to be made under the terms of this Lease shall be prorated on the same basis.

     3.3. APPLICATION OF PAYMENTS. All payments received by Landlord from Tenant shall be applied first to obligations other than Base Rent, and then to Base Rent (and within any category of obligations, in the order incurred). No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

     3.4. CERTIFIED FUNDS. If any two non-cash payments made by Tenant are not paid by the bank or other institution on which they are drawn because of Tenant's failure to maintain sufficient funds, Landlord shall have the right, exercisable by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier's check.

                                      Article 4
                                   ADDITIONAL RENT

     4.1. ADDITIONAL RENT; RENT. In addition to paying the Base Rent specified in Article 3, Tenant shall pay as additional rent Tenant's Share of the annual Direct Expenses (as defined below) that are in excess of the amount of Direct Expenses applicable to the Base Year (as defined below). That additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as "Additional Rent." Base Rent and Additional Rent are collectively referred to in this Lease as "Rent". All amounts due under this Article as Additional Rent are payable for the same periods and in the same manner, time, and place as the Base Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant's obligations to pay the Additional Rent provided for in this Article will survive the expiration of the Lease Term.

     4.2. DEFINITIONS. The following definitions apply in this Article (and elsewhere in this Lease):

          4.2.1. BASE YEAR. "Base Year" means the period defined as such in the Summary of Basic Lease Information.

          4.2.2. BUILDING'S OPERATING COSTS. "Building's Operating Costs" means all expenses, costs, and amounts of every kind or nature that Landlord reasonably pays or incurs because of or in connection with the operation, management, maintenance, or repair of the Building. Building Operating Costs include, without limitation, the following amounts paid or incurred (collectively, "Operating Costs") relative to the Building (a) the cost of supplying any utilities to the common areas, (b) janitorial costs and the cost of operating, managing, maintaining, and repairing the common areas and the following building systems: utility, mechanical, sanitary, storm drainage, and elevator, (c) the cost of supplies and tools and of equipment, maintenance, and service contracts in connection with those systems, (d) the cost of licenses, certificates, permits, and inspections, (e) the cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses (as defined below), (f) costs incurred in connection with the implementation and operation of a parking or transportation management program or similar program, (g) the cost of insurance carried by Landlord pursuant to this Lease to the extent such insurance is carried in the Base Year, in amounts reasonably detained by Landlord and any deductibles or coinsurance amounts,
(h) fees, charges, and other costs including management fees (or amounts in lieu of such fees), consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Building and the Project, provided that with regard to management fees only, such fees shall not exceed the rate charged in the Base Year, (i) the cost of parking area maintenance, repair, and restoration, including resurfacing, repainting, restriping, and cleaning, (j) wages, salaries, and other reasonable compensation and benefits of all persons engaged in the operation, maintenance or security of the Building and the Project plus employer's Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other reasonable compensation and benefits. If any of Landlord's employees provide services for more than one project of Landlord, only the prorated portion of those employees' wages, salaries, other reasonable compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Building Operating Costs,
(k) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument relating to the sharing of costs, (1) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its reference rate plus two (2) percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Building and/or the Project, (m) the cost of capital improvements or other costs incurred that (1) are intended as a labor saving device or to effect other economies in the maintenance or operation of all or part of the Building and/or the Project, or (2) are required under any government law or regulation but that were not required when permits for construction were obtained. Landlord estimates that its management fees for the Base year will consist of five percent (5%) of the total gross revenues of the Building, and shall hold the percentage of the total gross revenues of the Building charged as management fees constant over the Lease Term. All permitted capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (1)) over their useful life, as reasonably determined by Landlord in accordance with generally accepted accounting practices; but Building Operating Costs will exclude the following ("Excluded Costs ): (a) depreciation, interest, and amortization on mortgages or ground lease payments, except as otherwise provided herein, (b) legal fees incurred in negotiating and enforcing tenant leases, (c) real estate brokers' leasing commissions, (d) initial improvements or alterations to tenant spaces,
(e) the cost of providing any service directly to and paid directly by any tenant, (f) any costs expressly excluded from Operating Expenses elsewhere in this Lease, (g) costs of any items for which Landlord receives reimbursement (or could receive without filing a legal action) from insurance proceeds or a third party (insurance proceeds shall be excluded from Operating Expenses in the year in which they are received), but any deductible amount under any insurance policy shall be included within Operating Expenses, (h) costs of capital improvements, except as specifically provided above, (i) costs incurred for the benefit of a single tenant (for example, tenant improvement costs to build-out a particular suite) or the cost of damages caused by another tenant, (j) costs incurred due to Landlord's breach of a lease, law, or ordinance, (k) repairs necessitated by the gross negligence or willful misconduct of Landlord, and
(1) Landlord's general corporate overhead and administrative expenses not incurred in the operation and maintenance of the Building. In the event that any policy of insurance carried by Landlord pursuant to Section 13.9 is not included in the Operating Expenses for the Base Year, and Landlord elects to procure such insurance after the Base Year, the Base Year Operating Expenses shall be adjusted to reflect the Operating Expenses Landlord would have paid had Landlord carried such insurance in the Base Year. Additionally, in the event that any maintenance, repair or replacement responsibilities of Landlord are scheduled, pursuant to the manufacturer's specifications or any existing service agreement, for performance in the Base Year and are deferred until after the expiration of the Base Year, the Base Year Expenses shall be adjusted to reflect the Operating Expenses associated with such deferred maintenance, repair or replacement that Landlord would have paid had Landlord performed such responsibility during the Base Year. Notwithstanding the specific itemization elsewhere in this Lease as to certain components of Operating Expenses, Landlord shall not be entitled to recover more than one hundred percent (100%) of the Operating Expenses.

          4.2.3. BUILDING'S PRO RATA SHARE. "Building's Pro Rata Share" means a fraction, the numerator of which is the total aggregate Rentable Square Feet in the Building, and the denominator of which is the total aggregate Rentable Square Feet in all of the buildings in the Project for which certificates of occupancy have been issued. The Building's Pro Rata Share will be calculated as of January 1 of each calendar year; which calculation will remain in effect (regardless of changes to the Project) until the following January 1.

          4.2.4. DIRECT EXPENSES. "Direct Expenses" means the sum of Operating Expenses plus Tax Expenses (as such terms are defined below).

          4.2.5. EXPENSE YEAR. "Expense Year" means each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires

          4.2.6.    OPERATING EXPENSES.  "Operating Expenses" means the sum of
(i) all Building Operating Costs, (ii) the Building's Pro Rate Share of the Project Operating Costs, and (iii) any costs or expenses payable pursuant to the provisions of any reciprocal easement and maintenance agreement (or similar agreement) recorded against the Project either now or in the future including any owner's association or similar fees, assessments or dues presently or hereafter established for the Project.

          4.2.7.    PROJECT OPERATING COSTS.  "Project Operating Costs" means
(i) all expenses, costs, and amounts of every kind or nature which are incurred because of or in connection with the operation, management, maintenance, or repair of the common areas of the Project, and (ii) all Taxes relating to or assessed against the common areas of the Project. Project Operating Costs including all Operating Costs paid or incurred in connection with the common areas of the Project but excluding any Building Operating Costs and Excluded Costs (relative to the Project).

          4.2.8. TENANT'S SHARE. "Tenant's Share" means a percentage which is calculated by multiplying the number of Rentable Square Feet of the Premises by 100 and dividing the product by the total Rentable Square Feet in the Building. If either the Premises or the Building are expanded or reduced pursuant to Section 1.4.2, Tenant's Share shall be appropriately adjusted. Tenant's Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant's Share was in effect.

     4.3. ADJUSTMENT OF OPERATING EXPENSES. Operating Expenses shall be adjusted as follows:

          4.3.1. GROSS UP ADJUSTMENT WHEN BUILDING IS LESS THAN FULLY OCCUPIED. If the occupancy of the Building during any part of any Expense Year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been 95% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this paragraph, "variable components" include only those component expenses that are affected by variations in occupancy levels.

          4.3.2. ADJUSTMENT WHEN LANDLORD DOES NOT FURNISH A SERVICE TO ALL TENANTS. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during such period if Landlord had furnished such service or work to that tenant; provided that such increase is applicable to both the Base Year and the subsequent Expense Year in which such additional cost is attributable.

     4.4. TAX EXPENSES.

          4.4.1. DEFINITION OF TAX EXPENSES. "Tax Expenses" means the sum of all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary ("Taxes") that are paid or incurred by Landlord because of or in connection with the ownership, leasing, and operating of the Building. Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment; appurtenances; furniture; and other personal property used in connection with the Building and the common areas of the Project. Notwithstanding the foregoing, the following shall be excluded from Taxes: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the Building), (b) any items included as Operating Expenses, (c) personal property taxes attributable to property owned or installed by or for other tenants of the Building, (d) costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Project, including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans, except to the extent arising from Tenant's Alterations, (e) reserves for future taxes, or (f) any documentary transfer taxes arising out of a voluntary transfer or sale by Landlord of all or a portion of the Project. If a reduction in Tax Expenses is obtained for any Expense Year during which Tenant paid Tenant's Share of such Tax Expenses, then Tax Expenses for such year shall be retroactively adjusted and

Landlord shall provide Tenant with a credit against Tenant's next due obligations for Additional Rent or, if none, refund such amount to Tenant within thirty (30) days based on such adjustment.

          4.4.2. ADJUSTMENT OF TAXES. For purposes of this Lease, Tax Expenses (and Taxes included in the definition of Project Operating Costs, shall be calculated as if the tenant improvements in the Building were fully constructed and the Project, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes. Landlord specifically agrees that the gross receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the Building were one hundred percent (100%) occupied with rent paying tenants. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately and shall not be subject to gross up adjustment.

     4.5. CALCULATION AND PAYMENT OF ADDITIONAL RENT. Tenant's Share of any Direct Expenses for any Expense Year shall be calculated and paid as follows:

          4.5.1. CALCULATION OF EXCESS. If Tenant's Share of Direct Expenses for any Expense Year ending or beginning with the Lease Term exceeds Tenant's Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (the "Excess"), in the manner stated below.

          4.5.2. STATEMENT/PAYMENT OF DIRECT EXPENSES. Tenant shall pay to Landlord, on the first day of each calendar month during the Lease Term, commencing with January 1, 2000, as Additional Rent, an amount ("Tenant's Monthly Payment") equal to one-twelfth of Tenant's Share of the amount by which the Direct Expenses for such calendar year exceed the Base Year Direct Expenses ("Increased Direct Expenses"), as estimated by Landlord in the most recently delivered Estimated Statement (as defined below). Landlord intends to deliver to Tenant, prior to the commencement of each calendar year during the Lease Term, a written statement ("Estimated Statement") setting forth Landlord's estimate of the Direct Expenses and Increased Direct Expenses allocable to the ensuing calendar year, and Tenant's Share of such Increased Direct Expenses. Landlord may, at its option, during any calendar year, deliver to Tenant a revised Estimated Statement, revising Landlord's estimate of the Direct Expenses and Increased Direct Expenses, in accordance with Landlord's most current estimate. Within approximately ninety (90)-days after the end of each calendar year during the Lease Term, Landlord shall deliver to Tenant a written statement ("Actual Statement") setting forth the actual Direct Expenses allocable to the preceding calendar year or, in the case of the calendar year in which the Commencement Date occurs, such Actual Statement will set forth the Base Year Direct Expenses. Tenant's failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 90-days after delivery to Tenant of such Actual Statement, shall constitute Tenant's absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year exceeds Tenant's Share of the actual Increased Direct Expenses allocable to such calendar year, then such excess will be credited against future Tenant's Monthly Payments, unless such calendar year was the calendar year during which the Lease Expiration Date occurs (the "Last Calendar Year"), in which event either (i)-such excess shall be credited against any monetary default of Tenant under this Lease, or (ii)-if Tenant is not in default under this Lease, then Landlord shall pay to Tenant such excess within thirty (30) days following the Lease Expiration Date. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year is less than Tenant's Share of the actual Increased Direct Expenses allocable to such calendar year, then Tenant shall, within thirty (30) days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord's delay in delivering any Estimated Statement or Actual Statement will not release Tenant of its obligation to pay any Tenant's Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. The references in this paragraph to the actual Increased Direct Expenses allocable to a calendar year, shall include, if such calendar year is the last calendar year of the Lease Term, the actual Increased Direct Expenses allocable to the portion of such year prior to the Lease Expiration Date.

     4.6. LANDLORD'S BOOKS AND RECORDS. If Tenant disputes the amount of Additional Rent stated in an Actual Statement, Tenant may designate, within ninety (90) days after receipt of that Actual Statement, an independent certified public accountant to inspect Landlord's records which inspection shall be at Tenant's sole cost and expense unless such inspection correctly discloses a discrepancy (in Tenant's favor) of greater than three (3) percent of the total Direct Expenses, in which case Landlord shall pay the reasonable costs of such inspection. Tenant is not entitled to request the inspection, however, if Tenant is then in default under this Lease. The accountant must be a member of a nationally or locally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord's offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, such dispute will be resolved by arbitration in accordance with the commercial rules and regulations of the American Arbitration Association; however, Tenant shall pay such disputed amount (under protest) until such arbitration is completed. Any failure by Tenant to dispute the information set forth on any Actual Statement from Landlord within ninety (90) days of the date such Actual Statement is delivered to Tenant will constitute Tenant's conclusive acceptance of such Statement. If Landlord learns from the result of another tenant's audit of Direct Expenses that Tenant has overpaid or underpaid Direct Expenses, Tenant shall receive a credit or reimbursement for its overpayment or shall pay Landlord upon demand the amount of any underpayment, as the case may be, in accordance with Section 4.5.2.

                                      Article 5
                        LETTER OF CREDIT AND SECURITY DEPOSIT

     5.1. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a cash sum in the amount of the Security Deposit stated in the Summary of Basic Lease Information. Landlord shall hold the Security Deposit as security for the performance of Tenant's obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, apply all or part of the Security Deposit to: (a) any Rent or other sum in default; (b) any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights following a default by Tenant (as provided below); or (c) any expense, loss, or damage that Landlord may suffer because of Tenant's default. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees. If Landlord disposes of its interest in the Premises, Landlord shall deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit. If Landlord applies any portion of the Security Deposit, Tenant shall, within thirty (30) days after demand by Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount. Tenant is not entitled to any interest on the Security Deposit and may commingle the Security Deposit with other funds of Landlord. The unused portion of the Security Deposit, if any, shall be returned to the last known address of Tenant or the last assignee of Tenant's interest under this Lease, within thirty (30) days following the expiration or termination of the Lease Term.

     5.2. LETTER OF CREDIT. On or before the Lease Commencement Date, Tenant shall cause to be issued to Landlord as beneficiary, a Letter of Credit in the amount stated in Paragraph 13 of the Summary of Basic Lease Information. This Letter of Credit, together with the Security Deposit, shall serve as security for the performance of Tenant's obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may, at its election, without prejudice to any other remedy it has, either apply all or part of the Security Deposit in accordance with Section 5.1 above, or draw on the Letter of Credit in accordance with this Section. If Tenant defaults on any provision of this Lease, Landlord may, following the expiration of any applicable cure period, draw down the entire amount of the Letter of Credit. All funds resulting from the drawdown on the Letter of Credit will constitute an addition to the Security Deposit and may be applied in accordance with Section 5.1 above. Tenant's failure to timely reissue the Letter of Credit as provided for in Paragraph 13 of the Summary of Basic Lease Information will constitute Tenant's default under this Lease and Landlord shall then have the right to draw down the entire amount of the Letter of Credit as provided in this Section 5.2.

                                      Article 6
                                         USE

     6.1. PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use. Tenant shall not use or permit the Premises to be used for any other purpose without Landlord's prior written consent, which consent will not unreasonably be withheld. Tenant shall comply with the rules attached to this Lease as Exhibit E and any reasonable, non-discriminatory amendments or additions promulgated by Landlord from time to time for the safety, care, and cleanliness of the Premises, the Building, and the Project or for the preservation of good order (the "Rules and Regulations"). Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with the Rules and Regulations provided, however, that Landlord agrees to act reasonably to enforce such Rules and Regulations. In addition to complying with other provisions of this Lease concerning the use of the Premises: (a) Tenant shall not use or allow any person to use the Premises for any purpose that is contrary to the Rules and Regulations, that violates any Laws and Orders (as defined below), that constitutes waste or nuisance, or that would unreasonably annoy other occupants of the Building or the owners or occupants of other buildings; and (b) Tenant shall comply with all recorded covenants, conditions, and restrictions, easement agreements, and like recorded instruments that now or later affect the Project.

                                      Article 7
                                 COMPLIANCE WITH LAWS

     7.1. DEFINITION OF "LAWS AND ORDERS". For purposes of this Lease, the term "Laws and Orders" includes all laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued by any federal, state, county, city, or governmental agency. Such term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants.

     7.2. REPAIRS, REPLACEMENTS, ALTERATIONS, AND IMPROVEMENTS. Landlord shall (as part of the Building's Operating Costs) promptly make all repairs, replacements, alterations, or improvements, needed to comply with all Laws and Orders (including, without limitation, the provisions of the Americans With
Disabilities Act).   Notwithstanding the foregoing, to the extent such repairs, replacements, alterations, or improvements relate to or are triggered by (a) Tenant's particular use of the Premises, or (b) any Alterations, Tenant shall bear all expenses of such work. After receipt of an invoice from Landlord, Tenant shall pay Landlord Landlord's actual costs reasonably incurred in connection with such repairs, replacements, alterations, or improvements triggered by Tenant's particular use of the Premises or any Alterations, plus a reasonable percentage of such costs, to be uniformly established for the Building, sufficient to reimburse Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord's involvement with such repairs, replacements, alterations, or improvements.

                                      Article 8
                                  HAZARDOUS MATERIAL

     8.1. USE OF HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Material (as defined below) to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies. Tenant shall
(a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable statues, ordinances, and regulations in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment ("Environmental Laws"), and
(b) comply at all times during the Lease Term with all Environmental Laws. Notwithstanding the foregoing, Tenant shall have the right to use and dispose of DE MINIMIS amounts of cleaning materials, toner fluids and other office and janitorial supplies, provided that the same are used in the normal course of Tenant's business in the Premises and are used and disposed of at all times in accordance with applicable Laws and Orders.

     8.2. NOTICE OF RELEASE OR INVESTIGATION. If, during the Lease Term, Tenant becomes aware of (a) any actual or threatened release of any Hazardous Material on, under, or about the Premises, the Building, or the Project, or (b) any inquiry, investigation, proceeding, or claim by any governmental agency or other person regarding the presence of Hazardous Material on, under, or about the Premises, the Building, or the Project, Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Landlord copies of any claims, notices of violation, reports, or other writings received by Tenant that concern the release or investigation.

     8.3. INDEMNIFICATION BY TENANT. Tenant shall, at Tenant's sole expense, and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord and Landlord's shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses, of every kind and nature, to the extent arising out of or resulting from, directly or indirectly, the release of any Hazardous Material in or about the Premises, the Building, or the Project, or the violation of any Environmental Law, by Tenant or Tenant's agents, employees, contractors, or invitees. This indemnification shall survive the expiration or termination of this Lease.

     8.4. INDEMNIFICATION BY LANDLORD. Landlord shall, at Landlord's sole expense and with counsel reasonably acceptable to Tenant, indemnify, defend, and hold harmless Tenant and Tenant's shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Building or the Project, or the violation of any Environmental Law by Landlord or Landlord's agents, employees, contractors, or invitees (but excluding any other tenant of the Project or their agents, contractors, or invitees). This indemnification shall survive the expiration or termination of this Lease.

     8.5. REMEDIATION OBLIGATIONS. If the presence of any Hazardous Material brought onto the Premises, the Building, or the Project by Tenant or Tenant's agents, employees, contractors, or invitees results in contamination of the Building or the Project, Tenant shall promptly take all necessary actions, at Tenant's sole expense, to return the Premises, the Building, and/or the Project to the condition that existed before the introduction of such Hazardous Material. Tenant shall first obtain Landlord's approval of the proposed remedial action. This provision does not limit the indemnification obligation set forth in the preceding paragraph.

     8.6. DEFINITION OF "HAZARDOUS MATERIAL". As used in this Lease, the term "Hazardous Material" shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes, without limitation: (a) any "hazardous substance", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675); (b) "Hazardous waste", as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297gB4; (f) Asbestos in any form or condition; and (g) polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

     8.7. EXISTENCE OF HAZARDOUS MATERIALS. To the best of Landlord's actual knowledge, no Hazardous Materials exist in, on, or about the Premises, the Building, or the Project except in legally permissible amounts; provided, however, Landlord knows or has reason to believe that tenants in the Building (and elsewhere in the Project) utilize standard office and janitorial supplies constituting Hazardous Materials in connection with their tenancy at the Project.

                                      Article 9
                                UTILITIES AND SERVICES

     9.1. STANDARD TENANT UTILITIES AND SERVICES. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the public utility furnishing the service, Landlord shall provide (as a Direct Expense) the following utilities and services:

          9.1.1. HEATING AND AIR CONDITIONING. Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, as reasonably determined by Landlord, on Mondays through Fridays from 7 a.m. through 7 p.m. and on Saturdays from 9 a.m. through 1 p.m. except for the dates of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other locally or nationally recognized holidays ("Normal Business Hours").

          9.1.2. ELECTRICITY. Landlord shall provide wiring, outlets, and systems sufficient to provide electrical current to the Premises for ordinary and customary office uses. In addition to the foregoing, Landlord shall replace lamps, starters, and ballasts for Building-standard lighting fixtures within the Premises upon Tenant's request and at Landlord's expense. Tenant shall replace lamps, starters, and ballasts for non-Building-standard lighting fixtures within the Premises at Tenant's sole expense. All electricity used by Tenant in the Premises (including the portion of the electricity utilized in connection with the HVAC system exclusively serving the Premises) shall be separately metered and shall be paid by Tenant directly to the utility provider.

          9.1.3. WATER. Landlord shall provide city water from the regular Building outlets for ordinary and customary drinking, lavatory, and toilet purposes.

          9.1.4. JANITORIAL SERVICES. Landlord shall provide five (5) day per week ordinary and customary, basic janitorial services in and about the Premises consistent with other first class office buildings in the vicinity of the Building. Landlord shall not be required to provide janitorial services to above-standard improvements installed in the Premises including but not limited to metallic trim, wood floor covering, glass panels, interior windows, kitchens, executive washrooms, or shower facilities. Any janitorial services required by Tenant and provided by Landlord in excess of such ordinary and customary, basic janitorial services shall be separately paid for by Tenant.

          9.1.5. TELEPHONE ROOM. Upon request by Tenant to Landlord, Tenant shall have access to the telephone room of the Building when required for Tenant to install or maintain its telecommunications equipment.

     9.2. OVER-STANDARD TENANT USE. Tenant shall not over-tax the Building electrical and other utility systems. In the event of any damage to any Building systems caused by Tenant's use thereof in excess of ordinary and customary usage for an office, Tenant shall be responsible for all costs and expenses incurred by Landlord as a result of such over-use. In addition, if Tenant requires any utilities or services described in this Article in excess of the standard levels being provided by Landlord, or during hours other than Normal Business Hours, Landlord shall have the right to impose reasonable restrictions on such usage and/or commercially reasonable charges therefor. The per hour charge for use of the Building's HVAC system during hours other than Normal Business Hours is estimated to be $25.00 per hour (or portion thereof). Such rate shall be subject to increase during the Lease Term, based upon the then prevailing market rate for after hours heating and air conditioning for buildings similar to the Project in the San Diego north county coastal area.

     9.3. INTERRUPTION OF UTILITIES. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunications services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially caused by: (a) breakage, repairs, replacements, or improvements which is corrected within two (2) business days; (b) strike, lockout, or other labor trouble; (c) inability to secure electricity, gas, water, or other fuel at the Building despite reasonable efforts to do so; (d) accident or casualty; (e) act or default of Tenant or other parties other than Landlord, or (f) any other cause beyond Landlord's reasonable control. Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except that Tenant shall be entitled to an equitable abatement of Rent for the period of such failure, delay, or diminution to the extent such failure, delay, or diminution is directly attributable to Landlord's negligence or intentional misconduct and continues for more than two (2) business days. Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant's business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Article. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of utilities or services. Landlord may also comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Tenant's use of the Premises.

                                      Article 10
                               REPAIRS AND MAINTENANCE

     10.1. TENANT'S REPAIR AND MAINTENANCE OBLIGATIONS. Tenant shall not take any action (or neglect to take any action within the Premises) which will cause any damage to any portion of the Premises or the Base Building Systems (as defined below) or otherwise increase Landlord's obligations or expenses under Paragraph 10.2, below beyond normal wear and tear. In addition, Tenant shall maintain all of Tenant's furniture, trade fixtures, and equipment within the Premises, as well as all Alterations, in good condition and repair and in a manner which will not damage or overburden the Building or the Base Building Systems. Further, Tenant shall promptly notify Landlord of any damage to (or need for repair in connection with) any portion of the Building located within the interior of the Premises including, without limitation, any damaged or broken Base Building Systems, fixtures, and/or appurtenances.

     10.2. LANDLORD'S REPAIR AND MAINTENANCE OBLIGATIONS. Subject to Articles 15 and 16 (regarding damage, destruction and condemnation), Landlord shall, as part of the Building Operating Costs (but subject to all exclusions set forth in Article 4), repair and maintain in good order and condition (reasonable wear and tear excepted), consistent with first class office buildings in the vicinity of the Building: (a) the structural portions, fixtures, and appurtenances of the Premises, and all Tenant Improvements constructed by Landlord; (b) the structural portions and common area of the Building; (c) the Base Building Systems, including those located within the Premises; (d) the exterior portions of the Building and Project; and (e) all other common areas located in the Building, or in or on the Project, including the parking facilities serving the Building. Repairs shall be made promptly when appropriate to keep the applicable portion of the Building, the Project, and other items in the condition described in this paragraph. To the extent that the need for repair and maintenance is due to Tenant's or Tenant's agents, employees, contractors, or invitees' negligence, misuse, or use of the Building or the Base Building Systems in a manner which exceeds what is normal and customary for office space, such repair and maintenance shall be at Tenant's sold expense. After receipt of an invoice from Landlord, Tenant shall pay Landlord, Landlord's actual costs incurred in connection with such repair sand replacements plus a reasonable percentage of such costs, to be uniformly established for the Building, sufficient to reimburse Landlord for all reasonable overhead, general conditions, fees, and other reasonable costs and expenses arising from Landlord's involvement with such repairs and replacements. Landlord shall not be in default of its repair and maintenance obligations under this paragraph if Landlord performs the repairs and maintenance within three (3) days after written notice by Tenant to Landlord of the need for such repairs and maintenance. Furthermore, if due to the nature of the particular repair or maintenance obligation or to causes beyond Landlord's reasonable control, more than three (3) days are reasonably required to complete it, Landlord shall not be in default under this paragraph if Landlord begins its efforts to repair within such three (3) day period and diligently prosecutes the required work to completion. No abatement of Rent and, except as otherwise specifically provided herein, no liability of Landlord shall result from any injury to or interference with Tenant's business arising from the making of or failure to make any repairs, replacements, alterations, or improvements in or to any portion of the Premises, the Building, or the Project. As part of the consideration to Landlord hereunder, Tenant waives and releases its rights, including its right to make repairs at Landlord's expense, under California Civil Code Sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect. If, after written notification to Landlord by Tenant of the need for repairs and maintenance, Landlord has not performed the repairs and maintenance within three
(3) days after written notice, or Landlord has failed to diligently prosecute the required work if more than three (3) days are reasonably required to complete it, Tenant may, upon twenty-four (24) hours telephonic notice, perform the requested repairs and maintenance. After final adjudication in a court of law of competent jurisdiction, if the court determines that such repairs and maintenance were properly Landlord's responsibility, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in undertaking such repair or maintenance, to the extent the court has determined Landlord was liable to perform the repairs and maintenance, and if Landlord fails to do so within ten (10) days of such adjudication, Tenant may deduct such amount from its Rent obligations hereunder.

                                      Article 11
                              ALTERATIONS AND ADDITIONS

     11.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions, or changes to the Premises ("Alterations") without obtaining Landlord's prior written consent. Tenant shall request such consent by written notice to Landlord, which written notice must be accompanied by detailed and complete plans and specifications for the proposed work. As a condition of its consent to Alterations, Landlord may impose any reasonable requirements that Landlord considers appropriate under the circumstances including, without limitation, evidence of adequate financial capability and provision of appropriate insurance. Landlord shall not unreasonably withhold or delay its consent to any proposed Alternations. Landlord will be deemed to be acting reasonably if it withholds consent for, among other Alterations, any Alterations that would or could: (a) affect the structure of the Building or any portion of the Building other than the interior of the Premises; (b) affect the Base Building Systems; (c) result in the Landlord being required under any Laws and Orders to perform any work that Landlord could otherwise avoid or defer ("Additional Required Work"); (d) result in an increase in the demand for utilities or services that Landlord is required to provide; or (e) cause in increase in the premiums for hazard or liability insurance carried by Landlord. The term "Base Building Systems" means all systems an equipment (including, without limitation, plumbing; heating, ventilation, and air condition; electrical; fire/life safety; elevator; and security systems) that serve all or part of the Building. Tenant shall reimburse Landlord for the reasonable fees and costs of any architects, engineers, or other consultants reasonable retained by Landlord to review the proposed Alterations. Tenant shall have the right, without obtaining Landlord's prior written consent (but only following ten (10) days' prior written notice), to make alterations to the Premises that comply with all of the following: (a) cost less than $10,000.00 in any calendar year;
(b) affect only the interior of the Premises, and (c) do not cause or potentially cause any of the conditions set forth in (a) through (e) above.
This Section 11.1 shall not apply to the Tenant Improvements defined in Exhibit
C.

     11.2. COMPLIANCE OF ALTERATIONS WITH LAWS AND INSURANCE REQUIREMENTS. If Landlord approves any Alterations, Tenant shall cause all Alterations to comply with the following: (a) applicable Laws and Orders; (b) applicable requirements of a fire rating bureau; or (c) applicable requirements of Landlord's hazard insurance carrier to the extent that Tenant is informed of them. Tenant shall also comply with those requirements in the course of constructing the Alterations. Before beginning construction of any Alteration, Tenant shall obtain a valid building permit and any other permits required by any government entity having jurisdiction over the Premises. Tenant shall provide copies of those permits to Landlord before the work begins. Tenant shall, at Tenant's sole expense, perform any Additional required Work, which shall be subject to the same requirements as any Alteration. If any Additional Required Work must be performed outside the Premises, Landlord may elect to perform that work at Tenant's expense. No consent by Landlord to any proposed Alterations shall constitute a waiver of Tenant's obligations under this paragraph.

     11.3. MANNER OF CONSTRUCTION. Tenant shall build all Alterations entirely within the Premises and in conformance with Landlord's construction rules and regulations, using only contractors and subcontractors approved in writing by Landlord (which approval will not unreasonably be withheld). All work relating to any Alterations shall be done in a good and workmanlike manner, using new materials equivalent in quality to those used in the construction of the initial improvements to the Premises. All work shall be diligently prosecuted to completion. Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the Building or its common areas and that it does not interfere either with other tenants' use of their premises or with any other work being undertaken in the Building. Tenant shall take all measures necessary to ensure that labor peace is maintained at all times. Within twenty (20) days after completion of any Alterations, Tenant shall deliver to Landlord a reproducible copy of the drawings of the Alterations, as built.

     11.4. PAYMENT FOR IMPROVEMENTS. Tenant shall promptly pay all charges and costs incurred in connection with any Alteration, as and when required by the terms of any agreements with contractors, designers, or suppliers. On completion of any Alteration, Tenant shall: (a) cause a timely notice of completion to be recorded in the office of the San Diego County Recorder in accordance with Civil Code Section 3093 or any successor statute; (b) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials; and (c) pay Landlord any reasonable expenses incurred by Landlord in connection with Tenant's work.

     11.5. LANDLORD'S PROPERTY. All Alterations and fixtures that may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord upon installation; except that Tenant may remove any trade fixtures or freestanding office equipment and furniture unless Landlord can substantiate that such items have been paid for with any Tenant Improvement Allowance funds (if any) provided to Tenant by Landlord. Tenant must repair any damage to the Premises and the Building caused by such removal. In addition, by written notice to Tenant at the time consent to install any Alteration(s) is given, Landlord may require Tenant, at Tenant's sole expense, to remove any Alterations upon termination or expiration of this Lease, and restore the Premises to their configuration and condition before the Alterations were made. If Tenant fails to complete that restoration before expiration of the Lease Term or, in the case of earlier termination, within fifteen (15) days after written notice from Landlord requesting the restoration, Landlord may do so and charge the cost of the restoration to Tenant. Notwithstanding the foregoing, tenant shall not be required to remove (or pay Landlord to remove) the tenant improvements made pursuant to attached Exhibit C.

     11.6. INITIAL IMPROVEMENTS. The terms of the Tenant Improvement Agreement, attached to this Lease as Exhibit C, and not the terms of this Article shall govern the construction of the initial tenant improvements to the Premises.

                                      Article 12
                                COVENANT AGAINST LIENS

     12.1. COVENANT AGAINST LIENS. Tenant shall not be the cause or object of any liens or allow such liens to exist, attach to, be placed on, or encumber Landlord's or Tenant's interest in the Premises, the Building, or the Project by operation of law or otherwise. Tenant shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, the Building, or the Project with respect to work or services performed or claimed to have been performed for Tenant or materials furnished or claimed to have been furnished to Tenant or the Premises (other than by Landlord). Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration or Tenant Improvements, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility in connection therewith. If any such lien attaches or Tenant receives notice of any such lien, Tenant shall cause the lien to be immediately released and removed of record or, if Tenant in good faith disputes such lien, Tenant may post a bond acceptable to Landlord provided that Tenant then diligently pursues the resolution of such matter and the removal of such lien. Despite any other provision of this Lease, if the lien is not released and removed or bonded around within ten (10) days after Landlord delivers notice of the lien to Tenant, Landlord may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees) incurred by Landlord in connection with the lien shall be considered Additional Rent under this Lease and be immediately due and payable by Tenant.

                                      Article 13
                     EXCULPATION, INDEMNIFICATION, AND INSURANCE

     13.1. DEFINITION OF "TENANT PARTIES" AND "LANDLORD PARTIES". For purposes of this Article, the term "Tenant Parties" refers singularly and collectively to Tenant and Tenant's officers, members, partners, agents, employees, and independent contractors as well as to all persons and entities claiming through any of these persons or entities. The term "Landlord Parties" refers singularly and collectively to Landlord and Landlord's officers, directors, shareholders, members, parents, subsidiaries, and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees, and independent contractors of these persons or entities, but not including other tenants or occupants of the Project.

     13.2. EXCULPATION. To the fullest extent permitted by law, Tenant, on its behalf and on behalf of all Tenant Parties, (i) waives all claims (in law, equity, or otherwise) against Landlord Parties arising out of, (ii) knowingly and voluntarily assumes the risk of, and (iii) agrees that Landlord Parties shall not be liable to Tenant Parties for any of the following: (a) injury to or death of any person; or (b) loss of, injury or damage to, or destruction of any tangible or intangible property, including the resulting loss of use, economic losses, and consequential or resulting damage of any kind from any cause. This exculpation clause shall not apply, however, to claims against Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by the Landlord Parties' fraud, gross negligence, willful injury to person or property, or breach by Landlord of any duty imposed by this Lease or by law.
The provisions of this paragraph will survive the expiration or earlier termination of this Lease until all claims within the scope of this paragraph are fully, finally, and absolutely barred by the applicable statutes of limitations. Tenant acknowledges that this paragraph was part of the consideration to Landlord under this Lease.

     13.3.     INDEMNIFICATION.

          13.3.1. TENANT'S INDEMNIFICATION OF LANDLORD PARTIES. To the fullest extent permitted by law, Tenant shall, at Tenant's sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless the Landlord Parties from and against all Claims (as defined below), from any cause, to the extent arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease, or the Premises, including: (a) the use or occupancy, or manner of use or occupancy, of the Premises or Building by the Tenant Parties; (b) any negligent or wrongful act, error, or omission of the Tenant Parties or of any invitee, guest, or licensee of Tenant in, on, or about the Project; (c) Tenant's conduct of its business; (d) any Alterations, activities, work, or things done, omitted, permitted, allowed, or suffered by Tenant Parties in, at, or about the Premises, the Building, or the Project, including the violation of or failure to comply with any applicable Laws and Orders (except as otherwise provided in Sections 1.1 and 7.2), or judgments against Tenant Parties in existence on the Lease Commencement Date or enacted, promulgated, or issued after the date of this Lease; and (c) any breach or default in performance of any obligation on Tenant's part to be performed under this Lease, whether before or during the Lease Term or after its expiration or earlier termination. The indemnification in this paragraph shall not apply to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim against one Landlord Party was proximately caused by the gross negligence, willful misconduct or breach of this Lease or duty imposed by law by that Landlord Party. In that event, however, this indemnification shall remain valid for all other Landlord Parties. This indemnification extends to and includes Claims for: (a) injury to any persons (including death at any time resulting from that injury); (b) loss of, injury or damage to, or destruction of property (including all loss of use resulting from that loss, injury, damage, or destruction); and (c) all economic losses and consequential or resulting damage of any kind.

          13.3.2. DEFINITION OF CLAIMS. For purposes of this Lease, "Claims" means any and all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including reasonable consultant and expert expenses, court costs, and attorney fees actually incurred).

          13.3.3. INDEMNIFICATION INDEPENDENT OF INSURANCE OBLIGATIONS. The indemnifications provided in this Article and Tenant's waiver of any claim for damages contained anywhere in this Lease may not be construed or interpreted as in any way restricting, limiting, or modifying Tenant's or Landlord's insurance or other obligations under this Lease and is independent thereof. Compliance with the insurance requirements and other obligations under this Lease shall not in any way restrict limit, or modify Tenant's or Landlord's indemnification obligations under this Lease. Notwithstanding the foregoing, the indemnification provisions of this Article shall not apply to the extent that the loss for which indemnification is sought is fully covered by insurance, as long as such insurance is not invalidated by this provision.

          13.3.4. ATTORNEY FEES. The prevailing party shall be entitled to recover its actual attorney fees and court costs incurred in enforcing or contesting the indemnification clauses set forth in this Article.

          13.3.5. SURVIVAL OF INDEMNIFICATION. The indemnification clauses in this Article shall survive the expiration or earlier termination of this Lease until all claims involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

     13.4. COMPLIANCE WITH INSURER REQUIREMENTS. Subject to Landlord's obligations under Section 7.2, Tenant shall, at Tenant's sole expense, comply with all requirements, guidelines, rules, orders, and similar mandates and directives pertaining to the use of the Premises and the Building, whether imposed by Tenant's insurers, Landlord's insurers, or both. If Tenant's business operations, conduct, or use of the Premises or the Building cause any increase in the premium for any insurance policies carried by Landlord, Tenant shall, within ten (10) business days after receipt of written notice from Landlord, reimburse Landlord for the increase. Tenant shall, at Tenant's sole expense, comply with all rules, orders, regulations, or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body.

     13.5. TENANT'S INSURANCE COVERAGE. Tenant shall, at Tenant's sole expense, throughout the Lease Term maintain the following coverages:

          13.5.1. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. Tenant shall, at Tenant's sole expense, obtain and maintain public liability and property damage insurance (i) with a single combined liability limit and property damage limit of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant's agents, employees, contractors, licensees, and invitees arising out of or in connection with Tenant's use or occupancy of the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord, its agent, and any lender having a security interest against the Project ("Lender") as additional named insureds,
(iv) containing cross-liability endorsements, and (v) which includes products liability insurance (if Tenant is to sell merchandise or other products derived from the Premises). Not more frequently than once every year, if in the reasonable opinion of Landlord the amount or scope of such insurance at that time is not adequate, Tenant shall increase such insurance as reasonably required by Landlord.

          13.5.2. FIRE AND EXTENDED COVERAGE INSURANCE. Tenant shall, at Tenant's sole expense, maintain on Tenant's Alterations and Tenant's personal property and fixtures a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least 100 percent of full replacement value, issued in the names of Landlord, Tenant, and Landlord's Lender, as their interests may appear. Such "full replacement value" shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value redetermined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the company. Such policy shall be promptly adjusted according to such redetermination.

          13.5.3. TENANT'S WORKERS' COMPENSATION AND EMPLOYER LIABILITY COVERAGE. Tenant shall procure and maintain workers' compensation insurance as required by law and employer's liability insurance with limits of no less than the greater of (i) the statutorily required limits, or (ii) $1,000,000.00.

     13.6. DELIVERY OF CERTIFICATE, POLICY, AND ENDORSEMENTS. Before the Lease Commencement Date, Tenant shall deliver to Landlord the endorsements referred to in this Article as well as a certified copy of Tenant's liability policy or policies and an original certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the liability insurance requirements. The certificate shall provide for no less than thirty (30) days' advance written notice to Landlord from the insurer or insurers of any cancellation, non-renewal, or material change in coverage or available limits of liability and shall confirm compliance with the liability insurance requirements in this Lease. The "endeavor to" and "failure to mail such notice shall impose no obligation or liability of any kind upon the Company" language and any similar language shall be stricken from the certificate.

     13.7. INSURANCE GENERALLY. If Tenant fails during the Lease Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and tenant shall reimburse Landlord for any premiums for any such insurance within five business days after Tenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Lease Term and the remainder of which occurs before or after the Lease Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Lease Term and the number of days that occur before or after the Lease Term, such that tenant pays for the premiums that are allocable to the period during the Lease Term. Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy with respect to the Premises only by insurance companies authorized to do business in the state in which the Premises are located with a Best's Rating of at least "A-" and a Best's Financial Size Category rating of at least "VIII," as set forth in the most current edition of "Best's Insurance Reports" (unless otherwise approved by Landlord), or such higher rating as may be required by Landlord's lender, (ii) shall name Landlord and Landlord's lender as additional named insureds (the additional insured endorsement must be on ISO form CG 20 11 11 85 or an equivalent acceptable to Landlord, with such modifications as Landlord may require), (iii) shall consist of "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30 days' prior written notice to Landlord and Landlord's lender, (v) the coverage afforded to Landlord and any lender of Landlord must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant, and (vi) shall not provide for a deductible or co-insurance provision in excess of $10,000.00. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal of or "binder" extending such policy. Tenant shall promptly upon request deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

     13.8. WAIVER OF SUBROGATION. Landlord and Tenant each release the other and their respective agents from any claims for damage that are caused by risks covered by insurance under this Lease, and agree to cause the insurance companies issuing their respective property (first party) insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively, as long as the insurance is not invalidated by the waiver. If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies.

     13.9. LANDLORD'S INSURANCE. Landlord shall at all times while this Lease is in effect maintain (subject to recoupment as an Operating Expense) the following types of insurance: (a) insurance against fire and such other perils as may be included in a standard fire and extended coverage insurance policy on the Building in an amount not less than 95% of its actual replacement cost (exclusive of footings and foundations) with a commercially reasonable deductible and (b) commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than $2,000,000.00 combined single limit for each occurrence. Tenant understands and agrees that Landlord will not be required to insure Tenant's property and that any insurance maintained by Landlord may be maintained under a blanket or umbrella policy. Landlord's liability insurance shall be primary with respect to Landlord Parties' activities in, on or about the Project and the Premises.

                                      Article 14
                                DAMAGE AND DESTRUCTION

     14.1. REPAIR OF DAMAGE BY LANDLORD. Tenant agrees to notify Landlord in writing promptly of any damage to the Premises resulting from fire, earthquake, or any other identifiable event of a sudden, unexpected, or unusual nature ("Casualty"). If the Premises are damaged by a Casualty or any common areas of the Building providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises and if neither Landlord nor Tenant has elected to terminate this Lease in the manner provided below, Landlord shall promptly and diligently restore such damaged areas (excluding Tenant's Alterations) to substantially the same condition as existed before the Casualty, except for modifications required by building codes and other laws and except for any other modifications to the common areas considered desirable by Landlord. In making these modifications, Landlord shall not materially impair Tenant's access to the Premises. Landlord's obligation to restore is subject to reasonable delays for insurance adjustment and other matters beyond Landlord's reasonable control and subject to the other clauses of this Article. If Tenant requests that Landlord modify the original Landlord constructed tenant improvements in connection with the rebuilding, Landlord may condition its consent to those modifications on: (a) Tenant's payment to Landlord before construction is begun of any sums in excess of the amount of insurance proceeds received by Landlord that are needed to complete the tenant improvements; and (b) Confirmation by Landlord's architect or contractor that the modifications will not materially increase the scope of work or the time necessary to complete the tenant improvements.

     14.2. REPAIR PERIOD NOTICE. Landlord shall, within the earlier of (a) fifteen (15) days after the date on which Landlord determines the full extent of the damage caused by the Casualty, (b) twenty (20) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, or (c) sixty (60) days after the occurrence of the Casualty provide written notice to Tenant indicating the reasonably anticipated period for repairing the Casualty (the "Repair Period Notice"). The Repair Period Notice shall also state, if applicable, Landlord's election either to repair or to terminate the Lease as provided below).

     14.3. LANDLORD'S OPTION TO TERMINATE OR REPAIR. If: (a) the Repair Period Notice estimates that the period for repairing the Casualty exceeds one hundred and eighty (180) days from the date insurance proceeds become available to Landlord, or would have been available to Landlord if the insurance required under section 13.9 was in effect; (b) the estimated repair cost exceeds the insurance proceeds, if any, available for such repair (not including the deductible, if any, on Landlord's casualty insurance), plus any amount that Tenant is obligated or elects to pay for such repair; (c) the estimated repair cost of the Premises or the Building, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost thereof; or (d) the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty, Landlord may elect either to (i) terminate this Lease provided Landlord terminates all other leases for space adjacent to the Premises which may be terminated by Landlord, or (ii) to effectuate repairs. Landlord's election shall be stated in the Repair Period Notice.

     14.4. TENANT'S OPTION TO TERMINATE. If the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds one hundred eighty (180) days, Tenant may elect to terminate this Lease by providing written notice ("Tenant's Termination Notice") to Landlord within ten (10) days after receiving the Repair Period Notice. If Tenant does not elect to terminate within this ten (10) day period, Tenant shall be considered to have waived the option to terminate.

     14.5. RENT ABATEMENT DUE TO CASUALTY. Landlord and Tenant agree that, if (a) the Casualty was not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees, or invitees or
(b) the casualty was caused by the negligence of Tenant's agents, employees, contractors, licensees, or invitees, and Landlord is maintaining, as an Operating Expense, rental abatement insurance, then to the extent Landlord is entitled to proceeds from such insurance Tenant shall be provided with a proportionate abatement of Rent based on the Rentable Square Footage of the Premises rendered unusable and not used by Tenant. That proportional abatement, if any, shall be provided during the period beginning on the later of (a) the date of the Casualty or (b) the date on which Tenant ceases to occupy the affected portion of the Premises and ending on the date of Substantial Completion of Landlord's restoration obligations as provided in this Article. Subject to Tenant's termination right described above, the Rent abatement provided in this paragraph is Tenant's sole remedy due to the occurrence of the Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant's business), whether or not caused by the negligence of Landlord or Landlord's employees, contractors, licensees, or invitees, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty). If deemed appropriate by Tenant, Tenant may maintain business interruption insurance to provide coverage regarding such matters.

     14.6. DAMAGE NEAR END OF TERM. Despite any other provision of this Article, if the Premises or the Building is destroyed or damaged by a Casualty during the last twelve (12) months of the Lease Term, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other of the exercise of that option within thirty (30) days after the occurrence of the Casualty, unless Tenant has an Option to Extend the Lease term and has timely exercised such option.

     14.7. EFFECTIVE DATE OF TERMINATION; RENT APPORTIONMENT. If Landlord or Tenant elects to terminate this Lease under this Article in connection with a Casualty, such termination shall be effective thirty (30) days after delivery of notice of such election. Tenant shall pay Rent, properly apportioned up to the date of the Casualty. After the effective date of the termination, Landlord and Tenant shall be discharged of all future obligations under this Lease, except for those provisions that, by their terms, survive the expiration or earlier termination of the Lease.

     14.8. WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including those in this Article, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, the Building, or the Project. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code Sections 1932(2) and 1933(4), for any rights or obligations concerning a Casualty.

                                      Article 15
                                     CONDEMNATION

     15.1. DEFINITION OF "CONDEMNATION". As used in this Lease, the term "Condemnation" means a permanent taking through (a) the exercise of any government power (by legal proceedings or otherwise) by any public or quasi public authority or by any other party having the right of eminent domain ("Condemnor") or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending.

     15.2. EFFECT ON RIGHTS AND OBLIGATIONS. If, during the Lease Term or the period between the date of execution of this Lease and the date on which the Lease Term begins, there is any Condemnation of all or part of the Premises, Building, or Project on which the Premises and Building are constructed, the rights and obligations of the parties shall be determined under this Article, and Rent shall not be affected or abated except as expressly provided in this Article. Landlord shall notify Tenant in writing of any Condemnation within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking ("Condemnation Notice").

     15.3.     TERMINATION OF LEASE.

          15.3.1. DEFINITION OF "TERMINATION DATE". The "Termination Date" shall be the earliest of: (a) the date on which Condemnor takes possession of the property that is subject to the Condemnation; (b) the date on which title to the property subject to the Condemnation is vested in Condemnor; (c) if Landlord has elected to terminate, the date on which Landlord requires possession of the property in connection with the Condemnation, as specified in a written notice delivered to Tenant no less than thirty (30) days before that date; or (d) if Tenant has elected to terminate, as provided below, thirty (30) days after Landlord's receipt of written notice of termination from Tenant. If both Landlord and Tenant have elected to terminate under this Article, the Termination Date shall be the earliest of the dates described in (a) - (c) above.

          15.3.2. AUTOMATIC TERMINATION. If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Termination Date, and the Condemnation Award shall be allocated between Landlord and Tenant as provided below.

          15.3.3. LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease if: (a) ten percent (10%) or more of the Rentable Square Feet of the Building or the Premises is taken through Condemnation; (b) any portion of the Building or Project necessary for Landlord to operate the Building efficiently is taken through Condemnation; or (c) any other areas providing access to the Premises or Building are taken through Condemnation. To elect to terminate the Lease under this paragraph, Landlord must provide written notice of its election ("Landlord's Taking Termination Notice") to Tenant within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking. In that event, this Lease shall be terminated on the Termination Date, and all Rent shall be prorated to that date. If Landlord does not elect to terminate under this paragraph, Landlord shall be obligated to reasonably restore (to the extent feasible) the Premises (excluding Tenant's Alterations) or access to the Premises, subject to Landlord's obtaining all necessary approvals, permits, and authorizations relating to such work.

          15.3.4. TENANT'S RIGHT TO TERMINATE. Tenant shall have the option to terminate this Lease by providing thirty (30) days' written notice to Landlord if one or both of the following are taken through Condemnation: (a) ten percent (10%) or more of the Usable Square Feet of the Premises; or (b) any portion of the Building that provides Tenant with its access to the Premises and that, if taken, would eliminate Tenant's access to the Premises. Tenant's notice must be given within thirty (30) days after Tenant's receipt of the Condemnation Notice.

          15.3.5. TENANT'S WAIVER. Tenant agrees that its rights to terminate this Lease due to partial Condemnation are governed by this Article. Tenant waives all rights it may have under California Code of Civil Procedure Section 1265.130, or otherwise, to terminate this Lease based on a partial Condemnation.

          15.3.6. PRORATION OF RENT. If this Lease is terminated under this Article, the termination shall be effective on the Termination Date, and Landlord shall prorate Rent to that date. Tenant shall be obligated to pay Rent for the period up to, but not including, the Termination Date as prorated by Landlord. Landlord shall return to Tenant any prepaid Rent allocable to any period on or after the Termination Date.

     15.4. EFFECT OF CONDEMNATION IF LEASE IS NOT TERMINATED. If any part of the Premises is taken by Condemnation and this Lease is not terminated, Rent shall be proportionately reduced based on the Rentable Square Footage of the Premises taken. Landlord and Tenant agree to enter into an amendment to this Lease within thirty (30) days after the partial taking, confirming the reduction in Rentable Square Footage of the Premises and the reduction in Rent.

     15.5.     ALLOCATION OF AWARD.

          15.5.1. LANDLORD'S RIGHT TO AWARD. Except as provided in the next paragraph, in connection with a Condemnation: (a) Landlord shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise (Award); and (b) Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award, including any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the present value as of the Termination Date of the Rent payable for the remainder of the Term (commonly referred to as the "bonus value" of the Lease).

          15.5.2. TENANT'S RIGHT TO COMPENSATION. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim in the Condemnation proceeding, as long as the Award payable to Landlord is not reduced thereby, for: (a) the taking of the unamortized or under appreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Lease Term and that Tenant elects not to remove; (b) reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if Condemnor approves of the removal); and (c) relocation costs under Government Code Section 7262.

     15.6. TEMPORARY TAKING. If a temporary taking of part of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by a Condemnor or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken; provided, however, that if the period of such temporary taking exceeds one hundred twenty (120) days, Tenant shall have the option to terminate this Lease. The entire Award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in the Award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the Award

                                      Article 16
                              ASSIGNMENT AND SUBLEASING

     16.1.     RESTRICTED TRANSFERS.

          16.1.1. CONSENT REQUIRED. Definition of "Transfer". Tenant shall obtain Landlord's written consent before entering into or permitting any Transfer. a "Transfer" consists of any of the following, whether voluntary or involuntary and whether effected by death, operation of law, or otherwise: (a) any assignment, mortgage, pledge, encumbrance, or other transfer of any interest in this Lease; (b) any sublease or occupancy of any portion of the Premises by any persons other than Tenant and its employees; and (c) any change of ownership or reorganization included in the definition of Transfer as provided in Section
16.6.1 below. Any person to whom any Transfer is made or sought to be made is a "Transferee".

          16.1.2. LANDLORD'S REMEDIES. If a Transfer fails to comply with this Article, Landlord may, at its option, do either or both of the following:
(a) void the Transfer or (b) declare Tenant in material default hereunder.

     16.2. TRANSFER PROCEDURE. Before entering into or permitting any Transfer, Tenant shall provide to Landlord a written "Transfer Notice" at least twenty (20) days before the proposed effective date of the Transfer. The Transfer Notice shall include all of the following: (a) information regarding the proposed Transferee, including the name, address, and ownership of Transferee; the nature of Transferee's business; Transferee's character and reputation; and Transferee's current financial statement (certified by an officer, a partner, or an owner of Transferee); (b) all the terms of the proposed Transfer, including the consideration payable by Transferee; the portion of the Premises that is subject to the Transfer ("Subject Space"); a general description of any planned alterations or improvements to the Subject Space; the proposed use of the Subject Space; the effective date of the Transfer; a calculation of the "Transfer Premium" (as defined below), payable in connection with the Transfer; and a copy of all documentation concerning the proposed Transfer; (c) any other information or documentation reasonably requested by Landlord; and (d) an executed estoppel certificate from Tenant in the form attached to this Lease as Exhibit F. As a condition to the effectiveness of the Transfer Notice, Tenant shall, when providing a Transfer Notice, pay an application fee of $300.00 toward Landlord's administrative and other costs in reviewing and processing the Transfer Notice. If Landlord consents to any Transfer, the following limits apply: (i) Landlord does not agree to waive or modify the terms and conditions of this Lease; (ii) Landlord does not consent to any further Transfer by either Tenant or Transferee; (iii) Tenant shall remain liable under this Lease, and any guarantor of the Lease shall remain liable under the guaranty; (iv) Tenant may enter into that Transfer in accordance with this Article if: (1) the Transfer occurs within six (6) months after Landlord's consent; (2) the Transfer is on substantially the same terms as specified in the Transfer Notice; and (3) Tenant delivers to Landlord, promptly after execution, an original, executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord; (v) if the Transfer does not occur within six (6) months of delivery of the Transfer Notice, or the terms of the Transfer have materially changed from those in the Transfer Notice, Tenant shall submit a new Transfer Notice, requesting Landlord's consent. A material change is one the terms of which would have entitled Landlord to refuse to consent to the Transfer initially or would cause the proposed Transfer to be more favorable to Transferee than the terms in the original Transfer Notice.

     16.3.     LANDLORD'S CONSENT.

          16.3.1. REASONABLE CONSENT. Landlord may not unreasonably withhold, delay or condition its consent to any proposed Transfer that complies with this Article. Reasonable grounds for denying consent include (among other grounds) any of the following: (a) Transferee's character, reputation, credit history, or business is not consistent with the character or quality of the Building; (b) Transferee would be a significantly less prestigious occupant of the Building than Tenant; (c) Transferee is either a government agency or an instrumentality of one; (d) Transferee's intended use of the Premises is inconsistent with the Permitted Use or will materially and adversely effect Landlord's interest; (e) Transferee's financial condition is or may be inadequate to support the Lease obligations of Transferee under the Transfer documents; (f) the Transfer would cause Landlord to violate another lease or agreement to which Landlord is a party or would give a tenant of the Project the right to cancel or modify its lease; or (g) if space comparable to the Subject Space is available in the Building at the time of the proposed Transfer or will become available within ninety (90) days of Landlord's receipt of the Transfer Notice, the rent charged by Tenant to Transferee during the term of that Transfer, using a present value analysis, is less than ninety percent (90%) of the rent then being quoted by Landlord for comparable space in the Building for a comparable term ("Quoted Rent"), using a present value analysis.

          16.3.2. LANDLORD'S WRITTEN RESPONSE. Within five (5) business days after receipt of a proper and complete Transfer Notice, Landlord shall approve or disapprove the proposed Transfer in writing. Landlord's failure to respond within such five (5) business day period shall be deemed Landlord's disapproval of the proposed Transfer unless the Transfer Notice specifies, in bold capital letters at the top of the Transfer Notice, "LANDLORD'S FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED LANDLORD'S APPROVAL OF TRANSFER", in which event Landlord's failure to respond within such five (5) business day period shall be deemed Landlord's approval of Tenant's proposed Transfer.

     16.4.     TRANSFER PREMIUM.

          16.4.1. TRANSFER PREMIUM. As a reasonable condition to Landlord's consent to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium (as defined below). "Transfer Premium" means all Base Rent, additional rent, and other consideration payable by Transferee to Tenant (including key money and bonus money and any payment in excess of fair market value for services rendered by Tenant to Transferee or assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with the Transfer ("Transferee Rent")), after deducting reasonable amounts payable by Tenant on account of the Transfer, such as the application fee to be paid by Tenant pursuant to Section 16.2 above, reasonable Tenant's legal fees and costs, leasing commissions, Tenant improvement costs and the Rent payable by Tenant under this Lease (excluding the Transfer Premium) for the Subject Space ("Tenant Rent"). Tenant shall pay the Transfer Premium on a monthly basis, together with its payment of Base Rent. In calculating the Transfer Premium, Tenant Rent, Transferee Rent, and Quoted Rent, the parties shall first adjust the rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions, including any rent credit and tenant improvement allowance. For purposes of calculating the effective rent, all those concessions shall be amortized on a straight-line basis over the relevant term. On Landlord's request, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, describing in detail the computation of any Transfer Premium that Tenant has derived or will derive from the Transfer. If Landlord's independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, if such understatement exceeds three
(3) percent of the total Transfer Premium, Landlord's costs of that audit.

     16.5. EFFECT OF TRANSFER. If, with Landlord's consent, this Lease is assigned, Landlord may collect Rent directly from the Transferee. If all or part of the Premises is subleased and Tenant defaults, Landlord may collect Rent directly from the Transferee. Landlord may then apply the amount collected from the Transferee to Tenant's monetary obligations under this Lease. Collecting Rent from a Transferee or applying that Rent to Tenant's monetary obligations does not waive any provisions of this Article.

     16.6.     TRANSFERS OF OWNERSHIP INTERESTS AND OTHER ORGANIZATIONAL
CHANGES.

          16.6.1. CHANGE OF OWNERSHIP; REORGANIZATION. For purposes of this Article, "Transfer" also includes: (a) if Tenant is a partnership or limited liability company: (1) a change in ownership effected voluntarily, involuntarily, or by operation of law within a twelve (12) month period, of forty-nine percent (49%) or more of the partners or members or forty-nine percent (49%) or more of the partnership or membership interests; or (2) the dissolution of the partnership or limited liability company without its immediate reconstitution; and (b) during such portion of the Lease Term that Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter): (1) the sale or other transfer, within a twelve (12) month period, of more than an aggregate of forty-nine percent (49%) of the voting shares of Tenant (other than, pursuant to an initial public offering, a long as management of Tenant remains substantially the same to immediately family members or a family trust by reason of gift or death); (2) the sale, mortgage, hypothecation, or pledge, within a twelve (12) month period, of more than an aggregate of forty-nine percent (49%) of the value of Tenant's unencumbered assets; or (3) the dissolution, merger, consolidation, or other reorganization of Tenant.

          16.6.2. TRANSFER TO AFFILIATE. Despite any other provision of the Lease, Landlord's consent is not required for any Transfer to an Affiliate, as defined below, as long as the following conditions are met: (a) at least ten
(10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Transferee); (b) the Transfer is not a subterfuge by Tenant to avoid its obligations under the Lease; (c) if the Transfer is an assignment, Transferee assumes in writing all of Tenant's obligations under this Lease relating to the Subject Space; and (d) Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied ("Net Worth"), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.

          16.6.3. DEFINITION OF "AFFILIATE". an "Affiliate" means any entity that controls, is controlled by, or is under common control with Tenant or will control, or be controlled by, or be under common control of Tenant after any Transfer. "Control" means the direct or indirect power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise, or ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs.


                                      Article 17
                                SURRENDER OF PREMISES

     17.1. SURRENDER OF PREMISES. No act of Landlord or its authorized representatives shall constitute Landlord's acceptance of a surrender of the Premises by Tenant unless that intent is specifically acknowledged in a writing signed by Landlord. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of all subleases or sub-tenancies. Landlord shall exercise this option by giving notice of that assignment to all subtenants within ten (10) days after the effective date of the surrender and termination.

     17.2. REMOVAL OF TENANT PROPERTY BY TENANT. On the expiration or earlier termination of the Lease Term, Tenant shall quit the Premises and surrender possession to Landlord in accordance with this paragraph. Tenant shall leave the Premises in as good order and condition as when Tenant took possession of the Premises, except for reasonable wear and tear. On expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises: (a) all debris and rubbish; (b) any items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises; (c) any similar articles of any other persons claiming under Tenant that Landlord, in Landlord's sole discretion, requires to be removed; and (d) any alterations and improvements that Tenant is required to remove in accordance with the provisions of this Lease relating to Alterations. Tenant shall, at Tenant's sole expense, repair all damage or injury that may occur to the Premises or the Building caused by Tenant's removal of those items.

                                      Article 18
                                     HOLDING OVER

     18.1. HOLDOVER RENT. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord's express written consent, Tenant's occupancy shall be a month to month tenancy at a rent agreed on by Landlord and Tenant but in no event less than the Base Rent and Additional Rent payable under this Lease during the last full month before the date of expiration or earlier termination of this Lease. The month to month tenancy shall be on the terms and conditions of this Lease except as provided in
(a) the preceding sentence and (b) the lease clauses (if any) concerning lease term, expansion rights, purchase option, and extension rights. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord's express written consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred twenty percent (120%) of the Base Rent and Additional Rent payable under this Lease for the last full month before the date of expiration or termination on a per diem basis.

     18.2. NO CONSENT OR WAIVER IMPLIED. Tenant shall construe nothing in this Article as Landlord's implied consent to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this Article shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

                                      Article 19
                                ESTOPPEL CERTIFICATES

     19.1.     TENANT'S OBLIGATION TO PROVIDE ESTOPPEL CERTIFICATES.  Within ten
(10) business days after a written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, substantially in the form of Exhibit F (or such other form reasonably required by any existing or prospective lender, mortgagee, or purchaser of all or part of the Project), indicating in the certificate any exceptions to the statements in the certificate that may exist at that time. The certificate shall also contain any other factual information reasonably requested by Landlord or any existing or prospective lender, mortgagee, or purchaser.

     19.2. ADDITIONAL REQUESTED DOCUMENTS OR INSTRUMENTS. Within ten (10) business days after a written request by Landlord (but only in connection with a proposed sale or financing transaction related to the Building or the Project), Tenant shall execute and deliver whatever other documents or instruments may be reasonably required for sale or financing purposes, including (if requested by Landlord) a current financial statement and financial statements for the year preceding the current financial statement year. Those statements shall be prepared in accordance with generally accepted accounting principles or tax method accounting principles. All such financial statements shall be received and held by Landlord and/or prospective purchaser(s) or lender(s) in confidence and shall be used only for purposes contemplated by this Section 19.2.

     19.3. FAILURE TO DELIVER. Tenant's failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant's failure to execute or deliver an estoppel certificate, financial statement, or other document or instrument required under this Article in a timely manner shall additionally be a material breach of this Lease.

                                      Article 20
                    SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT

     20.1. AUTOMATIC SUBORDINATION. This Lease is subject and subordinate to: (a) the lien of any mortgages, deeds of trust, or other encumbrances ("Encumbrances") of the Building and Project; (b) all present and future ground or underlying leases ("Underlying Leases") of the Building and the Project now or hereafter in force against the Building and the Project; (c) all renewals, extensions, modifications, consolidations, and replacements of the items described in clauses (a) and (b); and (d) All advances made or hereafter to be made on the security of the Encumbrances; provided, however, that the holder of any Encumbrance or Underlying Lease who succeeds to the interest of Landlord in the Premises shall not disturb Tenant's use or occupancy in the Premises and shall assume all of Landlord's duties under the Lease so long as Tenant is not in default under the Lease beyond any applicable cure period for such default. Despite any other provision of this Article, any Encumbrance holder or lessor under an Underlying Lease may elect that this Lease shall be senior to and have priority over that Encumbrance or Underlying Lease whether this Lease is dated before or after the date of the Encumbrance or Underlying Lease.

     20.2. SUBORDINATION AGREEMENT; AGENCY. The subordination provided for in this Article is self-operative, and no further instrument of subordination is required to make it effective. To confirm this subordination, however, Tenant shall, within five (5) days after Landlord's request, execute any further instruments or assurances in recordable form that Landlord reasonably considers necessary or desirable to evidence or confirm the subordination or superiority of this Lease to any such Encumbrances or Underlying Leases. Tenant's failure to execute and deliver such instrument(s) shall constitute a default under this Lease. Any such instrument of subordination shall include a provision indicating that in the event of any foreclosure sale, deed in lieu of foreclosure, or similar event by which the holder of an encumbrance or Underlying Lease succeeds to the Landlord's interest in the Premises, Tenant's use, possession, and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect as long as Tenant is not in default under the terms hereof beyond any applicable cure period for such default.

     20.3. ATTORNMENT. Subject to Tenant's non-disturbance rights set forth in this Article, Tenant covenants and agrees to attorn to the transferee of Landlord's interest in the Building and/or Project by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any Encumbrance or Underlying Lease, or operation of law (without any deductions or setoffs), if requested to do so by the transferee, and to recognize the transferee as the lessor under this Lease. The transferee shall not be liable for: (a) any acts, omissions, or defaults of Landlord that occurred before the sale or conveyance; or (b) the return of any security deposit except for deposits actually paid to the transferee.

     20.4. NOTICE OF DEFAULT; RIGHT TO CURE. Tenant agrees to give written notice of any default by Landlord to the holder of any prior Encumbrance or Underlying Lease provided Tenant has received a written request giving the name and address of such holder. Tenant agrees that, before it exercises any rights or remedies under the Lease, the lien-holder or lessor shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional ten (10) days.

                                      Article 21
                                DEFAULTS AND REMEDIES

     21.1. TENANT'S DEFAULT. The occurrence of any of the following shall constitute a default by Tenant under this Lease: (a) Tenant's failure to pay when due any monetary obligation required to be paid under this Lease (including, without limitation, Base Rent or Additional Rent) if the failure continues for three (3) business days after written notice of the failure from Landlord to Tenant; (b) Tenant's failure to provide any instrument or assurance as required by this Lease (including, without limitation, estoppel certificates, financial statements, and subordination agreements) if the failure continues for ten (10) business days after written notice of the failure from Landlord to Tenant; (c) Tenant's failure to perform any other obligation under this Lease if the failure continues for fifteen (15) days after written notice of the failure from Landlord to Tenant (provided, however, in the event such failure cannot be cured within such 15-day period, despite Tenant's best efforts, then such 15-day period, despite Tenant's best efforts, then such 15-day period shall be extended to the extent necessary to allow such cure to be completed, but in no event longer than 60 days); (d) to the extent permitted by law: (1) a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors;
(2) the filing by or against Tenant, or any guarantor, of any proceeding under an insolvency or bankruptcy law, unless (in the case of an involuntary proceeding) the proceeding is dismissed within sixty (60) days; (3) the appointment of a trustee or receiver to take possession of all or substantially all the assets of Tenant or any guarantor, unless possession is unconditionally restored to Tenant or that guarantor within thirty (30) days and the trusteeship or receivership is dissolved; (4) any execution or other judicially authorized seizure of all or substantially all the assets of Tenant located on the Premises, or of Tenant's interest in this Lease, unless that seizure is discharged within thirty (30) days; (e) the committing of waste on the Premises that are not subject to cure in accordance with Clause (c) of this paragraph; or
(f) Tenant's failure to occupy the Premises within thirty (30) business days after the Premises are ready for occupancy.

     21.2. REPLACEMENT OF STATUTORY NOTICE REQUIREMENTS. When this Lease (including, specifically, the preceding paragraph) requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure
Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner in which notices are required to be delivered by this Lease shall replace and satisfy the statutory service of notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

     21.3. LANDLORD'S REMEDIES ON TENANT'S DEFAULT. On the occurrence of a default by Tenant, Landlord shall have the right to pursue any one or more of the following remedies in addition to any other remedies now or later available to Landlord at law or in equity. These remedies are not exclusive but cumulative.

          21.3.1. TERMINATION OF LEASE. Landlord may, by written notice, terminate this Lease and recover possession of the Premises. Once Landlord has terminated this Lease, Tenant shall immediately surrender the Premises to Landlord. On termination of this Lease, Landlord may recover from Tenant all of the following: (a) the worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the Default Rate (as defined below); (b) the worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the Default Rate; (c) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; and (e) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

          21.3.2. CONTINUATION OF LEASE IN EFFECT. Landlord may exercise the remedy described in California Civil Code Section 1951.4, which provides that, when a tenant has the right to sublet or assign

(subject only to reasonable limitations), the landlord may continue the lease in effect after the Tenant's breach and abandonment and recover Rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

          21.3.3. TENANT'S SUBLEASES. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may: (a) terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises, (b) choose to succeed to Tenant's interest in such an arrangement. If Landlord elects to succeed to Tenant's interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

     21.4. EFFORTS TO RELET. For purposes of this Article, Tenant's right to possession shall not be considered to have been terminated by Landlord's efforts to relet the Premises, by Landlord's acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests under this Lease. This list is merely illustrative of acts that may be performed by Landlord without terminating Tenant's right to possession. No act other than a written notice of termination from Landlord shall constitute an election by Landlord to terminate this Lease.

     21.5. ACCEPTANCE OF RENT WITHOUT WAIVING RIGHTS. Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default, other than the right to pursue Tenant for non-payment of the amount so accepted. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

     21.6. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. In addition to the foregoing rights, if Tenant's failure to perform a non-monetary obligation under this Lease continues for five (5) days after Tenant has failed to cure a default within the time permitted Tenant hereunder, Landlord may perform the obligation on Tenant's behalf, without waiving Landlord's rights for Tenant's failure to perform such obligation and without releasing Tenant from such obligations. Within ten (10) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord in performing Tenant's obligation, including a reasonable charge for Landlord's overhead/supervision.

                                      Article 22
                                    LATE PAYMENTS

     22.1. LATE CHARGES. If any Base Rent or Additional Rent payment is not received by Landlord or Landlord's designee within five (5) business days after that payment is due, Tenant shall pay to Landlord a late charge equal to the greater of $100.00, or ten percent (10%) of the overdue amount as liquidated damages, in lieu of actual damages (other than interest under the next paragraph and attorneys' fees and costs as provided below); provided that such late charge shall not accrue upon the first instance of delinquent payment in any calendar year if Tenant delivers such overdue amount within five (5) business days after written notice from Landlord that such amount was not received when due. The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment of Rent (other than interest and attorney fees and costs) and that such amount is fair and reasonable under the facts and circumstances existing as of the date of this Lease. Landlord's acceptance of any liquidated damages shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Base Rent.

     22.2. INTEREST. If any monetary obligation of Tenant is not received by Landlord or Landlord's designee within thirty (30) days after the obligation is due, Tenant shall pay to Landlord interest on the past due amount, from the date due until paid, at the rate of four percent (4%) per annum above the then applicable Wall Street Journal "prime rate", or an equivalent rate if there is then no published prime rate (the "Default Rate"). Despite any other provision of this Lease, the Default Rate shall not exceed the limits, if any, imposed in such instance by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, Landlord shall refund the portion exceeding those sums in cash to Tenant.

                                      Article 23
                                      NON-WAIVER

     23.1. NON-WAIVER. No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by either party of any provision of this Lease must be in writing. Such written waiver shall affect only the provision specified and only for the time in the manner stated in the writing.

     23.2. ACCEPTANCE AND APPLICATION OF PAYMENT. NOT ACCORD AND SATISFACTION. No receipt by Landlord of a lesser payment than the Rent required under this Lease shall be considered to be other than on account of the earliest amount due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Landlord may accept checks or payments without prejudice to

Landlord's right to recover all amounts due and pursue all other remedies provided for in this Lease. Landlord's receipt of monies from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease Term or affect the Termination Notice given by Landlord before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of that Rent shall not waive or affect such prior notice, action, or judgment.

                                      Article 24
                            WAIVER OF RIGHT TO JURY TRIAL

     24.1. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

__________________________              _____________________________
Landlord's Initials                     Tenant's Initials


                                      Article 25
                               ATTORNEY FEES AND COSTS


     25.1. LEGAL COSTS. If either party incurs any costs or expenses in connection with any action instituted by either party by reason of any dispute pursuant to this Lease or for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease by either party, or for any other relief pursuant to this Lease, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers', accountants, and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action or dispute and shall be enforceable whether or not the action is prosecuted to judgment. The provisions contained in this paragraph shall survive the expiration or earlier termination of this Lease, and in the event any action or proceeding is instituted to recover possession of the Premises following the expiration or earlier termination of this Lease, the provisions contained in this paragraph shall be applicable.

                                      Article 26
                            LANDLORD'S ACCESS TO PREMISES

     26.1. LANDLORD'S ACCESS TO PREMISES. Landlord and its agents shall have the right at all reasonable times and upon reasonable notice (except where circumstances make giving of prior notice impractical or unreasonable, such as in the case of an emergency, or where risk to personal property exists) to enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees, or tenants (during the last six (6) months of the Lease
Term) or to ground lessors or underlying lessors; (c) serve, post, and keep posted notices required by law or that Landlord considers necessary for the protection of Landlord or the Building; or (d) make repairs, replacements, alterations, or improvements to the Premises or Building that Landlord considers necessary or desirable. Despite any other provision of this Article, Landlord may enter the Premises at any time to: (a) perform services required of Landlord; (b) take possession due to any breach of this Lease; or (c) perform any covenants of Tenant that Tenant fails to perform (subject to the limitation set forth in Section 21.6 above). Any information obtained by Landlord or its agents regarding Tenant's business pursuant to such entry shall be received and held in confidence.

     26.2. TENANT'S WAIVER. Landlord may enter the Premises without the abatement of Rent and may take steps to accomplish the above-stated purposes. Tenant waives any claims for damages caused by Landlord's entry, including damage claims for: (a) injuries; (b) inconvenience to or interference with Tenant's business; (c) lost profits; and (d) loss of occupancy or quiet enjoyment of the Premises, other than claims resulting from Landlord's gross negligence or intentional misconduct.

                                      Article 27
                                        SIGNS

     27.1. BUILDING NAME; LANDLORD'S SIGNAGE RIGHTS. Subject to Tenant's signage rights under this Article, Landlord may at any time change the name of the Building and install, affix, and maintain all signs on the exterior and interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building. Tenant may use the name of the Building or pictures or illustrations of the Building in advertising or other publicity during the Lease Term.

     27.2.     TENANT'S SIGNAGE RIGHTS WITHIN THE BUILDING.

          27.2.1. SINGLE TENANT FLOOR. If the Premises comprise an entire floor of the Building, Tenant may, at Tenant's sole expense but which cost may be included as part of the Tenant Improvement Allowance, install identification signs (including its logo) anywhere in the Premises, including the elevator lobby of the

Premises, subject to the following requirements: (a) Tenant must obtain Landlord's prior written approval for such signs, which Landlord may, in Landlord's sole, reasonable discretion, grant or deny; (b) all signs must be in keeping with the quality, design, and style of the Building; and (c) no sign may be visible from the exterior of the Building.

          27.2.2. MULTI-TENANT FLOOR. If other tenants occupy space on the floor on which the Premises are located, Landlord shall provide Tenant's identifying signs at Tenant's expense. The signs shall be comparable to those used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Notwithstanding anything to the contrary contained in this Lease, Landlord, at its sole cost and expense, shall provide Tenant with "Building Standard" directory and suite signage.

          27.2.3. PROHIBITED SIGNS AND OTHER ITEMS. Tenant may not display any signs on the exterior or roof of the Building or in the common areas of the Building or the Project. Tenant may not install or display any signs, window coverings, blinds (even if located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises without Landlord's prior written approval, which Landlord may, in Landlord's sole discretion, grant or withhold. Any signs, notices, logos, pictures, names, or advertisements that are installed by or for Tenant without Landlord's approval may be removed without notice by Landlord at Tenant's expense.

          27.2.4. BUILDING SIGNAGE. In addition to the foregoing rights, the Tenant will be entitled to non-exclusive signage on top of the Building facing Interstate 5 in a location to be mutually agreed upon by Landlord and Tenant (the "Building Sign"). The Building Sign is subject to Landlord's approval and must satisfy Landlord's Project sign criteria and all applicable City signage and zoning regulations. All costs and expenses associated with such Building Sign including, without limitation, costs of purchase, installation, maintenance, and eventual removal shall be borne by Tenant but may be included in the Tenant Improvements subject to the Tenant Improvement Allowance. In addition, Tenant shall be responsible for all costs of repairing any damage resulting from the installation, maintenance, or removal of such signage, including costs of restoring the Building such that there are no residual marks on the Building following removal of the Building Sign.

                                      Article 28
                                    TENANT PARKING

     28.1. NUMBER OF PARKING PASSES. Tenant shall be entitled to receive, at no charge, parking passes from Landlord for the number of parking spaces for Tenant's use as is set forth in the Summary of Basic Lease Information. Tenant shall pay Landlord the standard charge for any parking passes which must be replaced due to loss or destruction. Tenant shall have no right to use any parking spaces in excess of the number of parking passes provided to Tenant pursuant hereto and neither Tenant nor Tenant's employees may use any guest parking spaces in the Project.

     28.2. LOCATION OF PARKING. Landlord specifically reserves the right to designate and to change the location, size, configuration, design, layout, and all other aspects of the parking facilities, including the initiation or discontinuance of a valet system. Landlord may at reasonable times, and in a reasonable manner, so as to minimize interference with Tenant's parking rights, close off or restrict access to the parking facilities from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease, provided Landlord shall use reasonable efforts to provide reasonable replacement parking facilities during the period of any closure if such replacement parking facilities are available.

     28.3. PARKING RULES AND REGULATIONS. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all non-discriminatory rules and regulations prescribed from time to time by Landlord for the orderly operation and use of the parking facilities. Tenant shall use all reasonable efforts to ensure that Tenant's employees and visitors also comply with such rules and regulations.

     28.4. NONTRANSFERABLE PASSES. The parking passes issued by Landlord to Tenant under this Article are provided to Tenant solely for use by Tenant's personnel and any subtenant or assignees and their respective personnel (not including Tenant's invitees and guests). These passes may not be transferred, assigned, subleased, or otherwise alienated by Tenant without Landlord's prior approval, which approval Landlord may withhold in its sole discretion.

                                      Article 29
                                       SECURITY

     29.1. SECURITY. Tenant acknowledges (i) that the Base Rent does not include the cost of any security measures for any portion of the Project (ii) that Landlord shall have no obligation to provide any such security measures,
(iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant's employees, agents, contractors, and invitees in, on, or about the project. If Landlord provides any security measures at any time, then the cost thereof shall be included as part of the Direct Expenses, but Landlord will not be obligated to continue providing such security measures for any period of time, Landlord may discontinue such service without notice and without liability to Tenant, and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant's property, and Tenant's employees, agents, contractors, and invitees. Tenant releases Landlord from all claims for damage, loss, or injury to Tenant, Tenant's employees, agents, contractors, and invitees, and/or to the personal property of Tenant and/or of Tenant's employees, agents, contractors, and invitees, even if such damage, loss, or injury is caused by or results from the criminal or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord's knowledge of such crimes or conduct, and Tenant is hereby instructed to conduct its own investigation through local police agencies regarding any criminal acts or dangerous conduct that has occurred in or near the Project.

                                      Article 30
                                    MISCELLANEOUS

     30.1. CAPTIONS. The captions of articles and sections and the table of contents of this Lease are for convenience only and have no effect on the interpretation of the provisions of this Lease.

     30.2. WORD USAGE. Unless the context clearly requires otherwise, the plural and singular numbers shall each be considered to include the other; the masculine, feminine, and neuter genders shall each be considered to include the others; "Shall", "will", "must", "agrees", and "covenants" are each mandatory; "May" is permissive; "Or" is not exclusive; and "Includes" and "including" are not limiting.

     30.3. COUNTING DAYS. Days shall be counted by excluding the first day and including the last day. If the last day is a Saturday, Sunday, or legal holiday as described in Government Code Sections 6700-6701, it shall be excluded. Any act required by this Lease to be performed by a certain day shall be timely performed if completed before 5 p.m. local time on that date. If the day for performance of any obligation under this Lease is a Saturday, Sunday, or legal holiday, the time for performance of that obligation shall be extended to 5 p.m. local time on the first following date that is not a Saturday, Sunday, or legal holiday.

     30.4. ENTIRE AGREEMENT; AMENDMENTS. This Lease and all exhibits, addenda, schedules, and agreements referred to in this Lease constitute the final, complete, and exclusive statement of the terms of the agreement between Landlord and Tenant pertaining to Tenant's lease of space in the Building and supersede all prior and contemporaneous understandings or agreements of the parties. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease. This Lease may be amended only by an agreement in writing signed by Landlord and Tenant.

     30.5. EXHIBITS. The Exhibits and Addendum, if applicable, attached to this Lease are a part of this Lease and incorporated into this Lease by reference.

     30.6. REASONABLENESS AND GOOD FAITH. Except as otherwise provided elsewhere in this Lease, whenever this Lease requires Landlord or Tenant to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

     30.7. PARTIAL INVALIDITY. If a court or arbitrator of competent jurisdiction holds any Lease clause to be invalid or unenforceable in whole or in part for any reason, the validity and enforceability of the remaining clauses, or portions of them, shall not be affected unless an essential purpose of this Lease would be defeated by loss of the invalid or unenforceable provision.

     30.8. BINDING EFFECT. Subject to the limitations on Transfer contained herein, this Lease shall bind and benefit the parties to this Lease and their legal representatives and successors in interest.

     30.9. INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease except as specifically provided herein, Tenant shall not be entitled: (a) to make any repairs or perform any acts at Landlord's expense; or (b) to any setoff of the Rent or other amounts owing under this Lease against Landlord. The foregoing, however, shall in no way impair Tenant's right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any lender of whose address Tenant has been notified, and an opportunity is granted to Landlord and that lender to correct those violations as provided above.

     30.10. GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

     30.11. NOTICES. All notices (including requests, demands, approvals, or other communications) under this Lease shall be in writing. Notice shall be sufficiently given for all purposes as follows: (a) when personally delivered to the recipient, notice is effective on delivery, (b) when mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery, (c) when mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt, (d) when delivered by overnight delivery (FedEx/Airborne/United Parcel Service/DHL WorldWide Express) with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service, (e) when sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice, notice is effective on receipt as long as (1) the notice is delivered on a business day, and (2) a duplicate copy of the notice is promptly given by first class or certified mail or by overnight delivery or (3) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be considered to have been received on the next business day if it is received after 5 p.m. (recipient's time) or on a non-business day. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service. Addresses for purposes of giving notice are set forth in the Summary of Basic Lease Information. Either party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted by this paragraph. If Tenant is notified of the identity and address of Landlord's lender or ground or underlying lessor, Tenant shall give to that lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease.

     30.12. FORCE MAJEURE. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; government actions; civil commotion; fire or other casualty; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this paragraph.

     30.13. TIME OF THE ESSENCE. Time is of the essence of this Lease and each of its provisions.

     30.14. MODIFICATIONS REQUIRED BY LANDLORD'S LENDER. If any lender of Landlord or ground lessor of the Building and/or Project requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) business days after the request.

     30.15. RECORDING. Neither this Lease nor any memorandum, affidavit, or other writing relating to this Lease may be recorded by Tenant or anyone acting through, under, or on behalf of Tenant. Recordation in violation of this provision constitutes an act of default by Tenant.

     30.16. LIABILITY OF LANDLORD. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the interest of Landlord and Landlord's successors in interest in and to the Building and Project and the income and proceeds therefrom. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord (and its officers, directors, and shareholders) from any personal liability for breach of this Lease.

     30.17. TRANSFER OF LANDLORD'S INTEREST. Landlord has the right to transfer all or part of its interest in the Building and Project and in this Lease. On such a transfer, Landlord shall automatically be released from all liability thereafter accruing under this Lease, and Tenant shall look solely to that transferee for the performance of Landlord's obligations under this Lease after the date of transfer if (i) any security deposit has been transferred by Landlord to Landlord's successor, and (ii) Landlord's successor agrees to be bound by the terms of this Lease. Landlord may assign its interest in this Lease to a mortgage lender as additional security. This assignment shall not release Landlord from its obligations under this Lease, and Tenant shall continue to look to Landlord for the performance of its obligations under this Lease.

     30.18. JOINT AND SEVERAL OBLIGATIONS OF TENANT. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several.

     30.19. SUBMISSION OF LEASE. Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

     30.20.    LEGAL AUTHORITY.

          30.20.1. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of that corporation represents and warrants that: (a) the individual is authorized to execute and deliver this Lease on behalf of that corporation in accordance with a duly adopted resolution of the corporation's board of directors and in accordance with that corporation's articles of incorporation or charter and bylaws; (b) the corporation is a duly organized and legally existing corporation in good standing in the State of California; and (c) the execution and delivery of this Lease by that corporation shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease loan, credit agreement, partnership agreement, or other contract or instrument to which that corporation is a party or by which that corporation may be bound.

          30.20.2. PARTNERSHIP AUTHORITY. If Tenant is a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that: (a) the individual is duly authorized to execute and deliver this Lease on behalf of the partnership in accordance with the partnership agreement, or an amendment to the partnership agreement, now in effect; (b) the partnership is a duly organized and legally existing partnership and has filed all certificates required by law; and (c) the execution and delivery of this Lease shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which the partnership is a party or by which the partnership may be bound.

          30.20.3. LIMITED LIABILITY COMPANY AUTHORITY. If Tenant is a limited liability company, each individual executing this Lease on behalf of the company represents and warrants that: (a) the individual(s) executing this Lease on behalf of the company has/have full power and authority under the company's governing documents to execute and deliver this Lease in the name of and on behalf of the company and to cause the company to perform its obligations under this Lease; (b) the company is a limited liability company duly organized and validly existing under the laws of the State of California; and (c) the company has the power and authority under applicable law and its governing documents to execute and deliver this Lease and to perform its obligations under this Lease.

          30.20.4. LANDLORD'S AUTHORITY. Each person executing this Lease on behalf of Landlord represents and warrants that he or she is fully authorized and empowered to do so and thereby bind Landlord hereunder.

     30.21. RIGHT TO LEASE. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Building as Landlord, in Landlord's sole business judgment, determines best to promote the interests of the Building. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease Term, occupy any space in the Building.

     30.22. NO AIR RIGHTS. No rights to any view from the Premises or to exterior light or air to the Premises are created under this Lease.

     30.23. BROKERS. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents specified in the Summary of Basic Lease Information and that they know of no other real estate broker or agent who is entitled to a commission or finder's fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section shall survive the expiration or earlier termination of the Lease Term.

     30.24. TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the Building. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any government transportation management organization, or other transportation related committees or entities. This provision includes programs such as the following: (a) restrictions on the number of peak hour vehicle trips generated by Tenant; (b) encouragement of increased vehicle occupancy through employer sponsored financial or in kind incentives; (c) implementation of an in house or area wide ridesharing program and appointment of an employee transportation coordinator; and (d) flexible work shifts for employees.

     30.25. QUIET ENJOYMENT. So long as Tenant timely and completely performance all of its obligations hereunder, Landlord covenants that Tenant shall have the quiet enjoyment of the Premises subject to all of the terms, provisions, and conditions of this Lease.

     30.26. DISCLAIMER. Nothing in this Lease shall constitute an offer to lease, nor shall the terms of this Lease be binding until signed by both Tenant and Landlord.


DATE: April 7, 1998

LANDLORD:                                    TENANT:

Pacific Torrey Reserve Holdings, L.P.,       Collateral Therapeutics, Inc.
a California limited partnership             a California corporation

By:  American Assets, Inc.,
     a California corporation
     Agent for Owner                         By: /s/ Christopher J. Reinhard
                                                ------------------------------
     By: /s/  John W. Chamberlain            Name: Christopher J. Reinhard
        ----------------------------              ----------------------------
          John W. Chamberlain                Title: Chief Operating Officer
          Chief Executive Officer                  ---------------------------
               4/9/98

                                             By: /s/ Jack W. Reich
                                                ------------------------------
                                             Name: Jack W. Reich, Ph.D.
                                                  ----------------------------
                                             Title: President & C.E.O
                                                   ---------------------------

                                      EXHIBIT A
                                 SITE PLAN OF PROJECT

This EXHIBIT A is intended to show the general configuration of the Project and the Building as of the Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Project or Building.



                                      [PICTURE]

                                      EXHIBIT B
                                 DIAGRAM OF PREMISES

This EXHIBIT B is intended to show the general configuration of the Premises as of the Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Premises.



                                      [PICTURE]

                                      EXHIBIT D
                          NOTICE OF BASIC LEASE INFORMATION

To:
   ------------------------
   ------------------------
   ------------------------

RE:  Office Lease, dated ______________________

LANDLORD:_______________________________________________________________________

TENANT:_________________________________________________________________________

PREMISES:_______________________________________________________________________

BUILDING:  The Building located at______________________________________________

RESPONSE DEADLINE:______________________________________________________________

Dear Sir or Madam:

     In accordance with the office lease referred to above (Lease), we wish to advise you and confirm the following:

     1. Construction of the Tenant Improvements is substantially completed, and the Lease Term shall commence as of _________________, for a term of ________________ months, ending on _______________.

     2. The exact Rentable Area of the Premises is ___________________ Rentable Square Feet.

     3.  In accordance with the Lease, Base Rent began to accrue on       , in
the amount of

     4. If the Lease Commencement Date is other than the first day of the month, the first billing shall contain a pro rata adjustment based on the actual number of days in the first calendar month. Each subsequent billing, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease; provided that any prepaid rent in excess of the amount set forth in the first billing shall be credited against Rent for the second calendar month of the Lease Term.

     5. Base Rent and any estimated Operating Expense and Tax payments are due and payable in advance on the first day of each month during the Lease Term. Your rent checks should be made payable to _________________________________ at
____________________________________________________________

     6. Tenant's Share, as of the Commencement Date, and as adjusted based on the exact number of Rentable Square Feet in the Premises, is _________________.

LANDLORD:                                    TENANT:

Pacific Torrey Reserve Holdings, L.P.,       Collateral Therapeutic, Inc.
a California limited partnership             a California corporation

By:  American Assets, Inc.                   By:_____________________________
     a California corporation                Name:___________________________
     Agent for Owner                         Title:__________________________

     By:__________________________           By:_____________________________
          John W. Chamberlain                Name:___________________________
          Chief Executive Officer            Title:__________________________

                                      EXHIBIT E
                                RULES AND REGULATIONS


     Tenant shall comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations.

     1. LOCKS; KEYS. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Landlord for the Premises shall furnish two keys, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. DOORS OPENING TO PUBLIC CORRIDORS. All doors opening to public corridors must be kept closed at all times except for normal ingress to and egress from the Premises.

     3. SECURING DOORS; ADMISSION TO BUILDING. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours when Comparable Buildings are customarily closed and locked. When departing after the Building's normal business hours, Tenant and Tenant's employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant's employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building's normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Project during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

     4. FURNITURE, FREIGHT, AND EQUIPMENT; SERVICE DELIVERIES. No furniture, freight, or equipment of any kind may be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 4 p.m. and 6 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that Tenant leave deliveries at the lobby security desk for pickup. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant.

     5. RECEIPT OF DELIVERIES; USE OF ELEVATORS. No furniture, packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

     6. NO DISTURBANCE OF OTHER OCCUPANTS. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and Landlord's agents to prevent those actions.

     7. USE OF RESTROOMS; RESPONSIBILITY FOR DAMAGE. The restrooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose employees or agents caused, the breakage, stoppage, or damage.

     8. HEATING AND AIR-CONDITIONING. Tenant shall not use any method of heating or air-conditioning, other than that supplied by Landlord, without Landlord's prior written consent.

     9. FOUL OR NOXIOUS GASES OR SUBSTANCES; NONINTERFERENCE WITH OTHERS. Tenant shall not use or keep, or allow to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not allow the Premises to be occupied or used in a manner causing noise, odors, or vibrations that are offensive or objectionable of Landlord or other occupants of the Project.

     10. ANIMALS, BIRDS, AND VEHICLES. Tenant shall not bring into, or keep within, the Premises or the Building any animals, birds, or vehicles (e.g., bicycles).

     11. COOKING; NO USE OF PREMISES FOR IMPROPER PURPOSES. Unless included in Tenant's Permitted Use, no cooking shall be done or permitted on the Premises, except that Underwriters' Laboratory (UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors. This use must be in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulation.

     12. TELEPHONE AND OTHER WIRES. Tenant may not introduce telephone wires or other wires into the Premises without first obtaining Landlord's approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord's consent. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to Landlord's prior approval.

     13. EXCLUSION AND EXPULSION. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

     14. LOITERING PROHIBITED. Tenant and Tenant's employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant's employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Premises.

     15. OPERATION OF ELECTRICITY, WATER, AND AIR-CONDITIONING. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air-conditioning system. Tenant shall not adjust any controls of that heating and air-conditioning system.

     16. DISPOSAL OF TRASH AND GARBAGE. Tenant shall store all trash and garbage within the interior of the Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

     17. COMPLIANCE WITH SAFETY REGULATIONS. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or by any government agency.

     18. PROTECTION OF PREMISES. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Premises closed, for protecting the Premises from theft, robbery, and pilferage.

     19. AWNINGS, CURTAINS AND ELECTRICAL CEILING FIXTURES. No awnings or other projection shall be attached to the outside walls of the Building without Landlord's prior written consent. No curtains, blinds, shades, or screens shall be attached to, hung in, or used in connection with any window or door of the Premises without Landlord's prior written consent. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings attached to those windows, if any, in the Premises that have a view of any interior portion of the Building or Building Common Areas.

     20. NON-OBSTRUCTION OF LIGHT. Tenant shall not cover or obstruct the sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building. Tenant shall not place any bottles, parcels, or other articles on the windowsills.

     21. PROVISION OF INFORMATION TO TENANT'S EMPLOYEES. Tenant shall comply with requests by Landlord that Tenant inform Tenant's employees of items of importance to Landlord.

     22. HAND TRUCKS AND SIMILAR EQUIPMENT. Without Landlord's prior consent, Tenant shall not use, in any space or in the public halls of the Building, any hand trucks unless they are equipped with rubber tires and side guards or similar equipment. Tenant shall not bring any other vehicles of any kind into the Building.

     23. PARKING RULES AND REGULATIONS. Without Landlord's prior written consent, no automobile detailing or washing shall be permitted in the parking areas of the Building or Project.

     24. RULES CHANGES; WAIVERS. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord's judgement, may be necessary for: (a) The management, safety, care, and cleanliness of the Premises, Building, and Project; (b) The preservation of good order; and (c) The convenience of other occupants and tenants in the Premises, the Building, and the Project.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Project. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant's occupancy of the Premises.

                                      EXHIBIT F
                                 ESTOPPEL CERTIFICATE

     The undersigned certifies as follows:

     1.   The undersigned (Tenant) and _________________________, a
_____________________ (Landlord) entered into a written office lease dated
___________________, in which Landlord leased to Tenant and Tenant leased from Landlord premises in the office building located at _____________________ (Building). The Building described in Lease Article 1 (Project, Building and Premises). The Lease has been amended, modified, and supplemented as follows:
_________________________________________.  The leased, as amended, modified, and supplemented, is referred to in this Certificate as the "Lease."

     2. Under the Lease, Tenant has leased approximately _____________ rentable square feet of space (Premises) in the Building and has paid to Landlord a security deposit of ____________. The term of the Lease began on _____________, and expires on _____________, subject to any options to extend identified in Section 4 of this Exhibit. Tenant has paid Base Rent through ____________. The next payment of Base Rent in the amount of _____________ is due on ___________________. Tenant is required to pay _____ percent of the Direct Expenses (as defined in Lease Article 5) for the Building and Project, in excess of Direct Expenses for the base year __________.

     3. Tenant is entitled to _____________ unreserved parking spaces free of charge.

     4. The Lease provides for ____________ option(s) to extend the term of the Lease for __________ years each. The rental rate for each extension term is as follows: ________________________________

     5. There are no oral or written amendments, modifications, or supplements to the Lease except as stated in Section 1 of this Certificate. A true, correct, and complete copy of the Lease, including all amendments, modifications, and supplements, is attached to this Certificate. The Lease, as amended, modified and supplemented is in full force and effect and represents the entire agreement between Landlord and Tenant pertaining to the Premises, the Building, and the Project.

     6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the lease, and Tenant has accepted and taken possession of the Premises. All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full.

     7. To the best of Tenant's knowledge, Landlord is not in default in the performance of any of the terms or provisions of the Lease. Tenant is not in default in the performance of any of the terms or provisions of the Lease and has not assigned, transferred, or hypothecated the Lease or any interest in the Lease or subleased all or part of the Premises.

     8. There are no setoffs or credits against Rent payable under the Lease. No free periods or rental abatements, rebates, or concessions have been granted to Tenant, except as follows: _____________________________________

     9. Tenant has no actual knowledge of any processing, use, storage, disposal, release, or treatment of any hazardous or toxic material or substance on the Premises or the Project except as follows:
                                                                               .

     10. There are no pending actions, voluntary or involuntary, under any bankruptcy or insolvency laws of the United States or any state against Tenant or any guarantor of Tenant's obligations under the Lease.

     This Certificate is given to ___________________ as [lender or purchaser] with the understanding that he/she/it or his/her/its assignee shall rely on it in connection with the [acquisition of the Building and/or Project/making a loan secured by the Building, the land upon which the Building is located and the Project]. Following that [acquisition/loan], Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the [purchaser/lender] and its successor in interest.

TENANT


___________________________
___________________________
___________________________

By:________________________
   Name:___________________
   Title:__________________

                                      EXHIBIT G
                                   LETTER OF CREDIT


Irrevocable Standby Letter of Credit No.________________ Date: MMM.XX, 199X
--------------------------------------------------------------------------------


------------------------------------    -------------------------------------
BENEFICIARY                             APPLICANT
PACIFIC TORREY RESERVE                  COLLATERAL THERAPEUTICS
HOLDINGS, L.P. (OR ITS ASSIGNEE)
C/O AMERICAN ASSETS, INC.
11455 EL CAMINO REAL, SUITE 200         9360 TOWNE CENTRE DRIVE
SAN DIEGO, CA 92130-2045                SAN DIEGO, CA 92121

EXPIRY DATE AND PLACE FOR               AMOUNT
PRESENTATION                            USD $680,983.00
OF DOCUMENTS:                           U.S. DOLLAR CURRENCY SIX
DEC. 1, 1999 AT OUR COUNTERS:           HUNDRED EIGHTY THOUSAND NINE
2015 MANHATTAN BEACH BLVD.              HUNDRED AND EIGHTY THREE ONLY
2ND FLOOR
REDONDO BEACH, CA 90278
------------------------------------    -------------------------------------


WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AVAILABLE BY PAYMENT OF YOUR DRAFT(S) DRAWN AT SIGHT ON IMPERIAL BANK, INTERNATIONAL DIVISION, REDONDO BEACH, CALIFORNIA. DRAFT(S) MUST BE MARKED AS DRAWN UNDER IMPERIAL BANK STANDBY LETTER OF CREDIT NO. _______________ AND ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.   THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY.

2.   BENEFICIARY'S SWORN STATEMENT OR DECLARATION SIGNED BY TWO OFFICERS THAT
     EITHER: (I) APPLICANT IS IN DEFAULT UNDER TERMS OF THE LEASE BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT AS TENANT, DATED APRIL 7, 1998 ("LEASE") AND ANY CURE PERIODS PROVIDED IN SAID LEASE HAVE EXPIRED WITHOUT SUCH DEFAULT HAVING BEEN REMEDIED OR CURED; OR (II) THIS LETTER OF CREDIT HAS NOT BEEN RENEWED OR REPLACED WITHIN THIRTY (30) DAYS PRIOR TO ITS EXPIRATION.

SPECIAL INSTRUCTIONS:

1.   PARTIAL DRAWINGS ARE PERMITTED.

2. THE AMOUNT OF THIS STANDBY LETTER OF CREDIT MAY BE REDUCED ANNUALLY SO LONG AS THE APPLICANT PROVIDES A SWORN STATEMENT OR DECLARATION SIGNED BY TWO OFFICERS THAT SUCH REDUCTION IS IN ACCORDANCE WITH THE TERMS OF THE LEASE.

3. THIS STANDBY LETTER OF CREDIT TERMINATES WHEN COLLATERAL THERAPEUTICS, INC. PROVIDES A SWORN STATEMENT OR DECLARATION

                                      EXHIBIT G
                                   LETTER OF CREDIT




     SIGNED BY TWO OFFICERS THAT THE APPLICANT HAS RAISED AT LEAST TWENTY MILLION DOLLARS ($20,000,000) THROUGH AN INITIAL PUBLIC OFFERING AND IS NOT IN DEFAULT UNDER PROVISIONS OF THE LEASE.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THIS OFFICE ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS" (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).

--------------------------------------------------------------------------------


Collateral Therapeutics Inc.



----------------------------------
Authorized Signature
Christopher J. Reinhard
Chief Operating & Financial Officer

                             TENANT IMPROVEMENT AGREEMENT

     Landlord and Tenant are executing simultaneously with this Tenant Improvement Agreement ("Agreement"), a written lease ("Lease") covering those certain premises more particularly described in Exhibit A to the Lease ("Premises"), in the Building more particularly described in the Lease. Landlord and Tenant agree that Landlord shall improve and prepare the Premises on Tenant's behalf and for Tenant's occupancy, on the terms and conditions set forth in this Agreement. To induce Landlord and Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1. DEFINITIONS AND REPRESENTATIVES. All terms used herein which are not defined shall have the meanings ascribed to them in the Lease. Landlord appoints Landlord's Representative to act for Landlord and Tenant appoints Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either party may change its Representative under this Agreement at any time with three business (3) days' prior written notice to the other party.

     Tenant's Representative:
                             ---------------------------------------------------
     Landlord's Representative:    Rick McKee, Vice President,
                                   c/o American Assets, Inc.
                                   ---------------------------------------------
     Landlord's Space Planner ("Space Planner"): Facility Solutions
                                                --------------------------------

     Landlord's Contractor ("Contractor"): NINTEMAN CONSTRUCTION COMPANY, WITH ALL MAJOR SUBCONTRACTORS TO BE COMPETITIVELY BID, SUBJECT TO TENANT'S REASONABLE APPROVAL OF THE SUBCONTRACTORS SELECTED BY LANDLORD.

     2. PLANS AND SPECIFICATIONS/TENANT IMPROVEMENTS. The Premises shall be improved by Landlord with certain tenant improvements ("Tenant Improvements") in accordance with plans and specifications prepared by Landlord's Space Planner,
dated   TBD  , ("Plans and Specifications").  The Plans and Specifications shall be approved by Landlord and Tenant prior to the date of this Agreement. Subject to Landlord's approval, up to fifty percent (50%) of the ceiling area loft may be left open and unfinished. Landlord's approval of the Plans and Specifications for the Tenant Improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities. The cost of the Tenant Improvements shall he allocated between Landlord and Tenant as provided in Section 7 of this Agreement. Landlord, at its option, shall either (i) assign to Tenant any warranty it receives from the Contractor with regard to the Tenant Improvements, provided any such warranty shall be for a period of at least ninety (90) days or (ii) warrant to Tenant for a period of one (1) year following the Lease Commencement Date the workmanship of the Tenant Improvements to the standards set forth in the Plans and Specifications. Upon delivery of such possession, Tenant shall immediately proceed with due diligence, at its own expense, to install in the Premises Tenant's personal property (meaning all items of Tenant's furnishings, trade fixtures and equipment) without interference with Landlord's construction of the Tenant Improvements and in compliance with all reasonable rules which Landlord may reasonably make. Tenant shall, upon final completion of its work, furnish Landlord with all certificates and approvals relating to any work or installations done by Tenant that may be required by any governmental or insurance requirement. Tenant shall be responsible for all permits and plan checks required by governmental agencies for its work. Landlord shall have no responsibility for any loss of or damage to any of Tenant's personal property so installed or left in the Premises during the construction of the Tenant Improvements. Tenant's entry into the Premises prior to the Commencement Date shall be subject to all the provisions of this Lease other than the payment of Rent; and at all times after such, entry, Tenant shall maintain or cause to be maintained in effect, insurance compliant with the provisions of this Lease, and Tenant shall provide a certificate of insurance to Landlord which so complies with the terms of this Lease prior to Tenant's entry onto the Premises relating to such work or installations. During the construction of the Tenant Improvements, Landlord's representative shall meet with Tenant as is reasonably necessary to discuss the progress of construction and shall provide Tenant with monthly reports on the cost of construction of the Tenant Improvements.

     3. CHANGE ORDERS. Tenant may authorize changes in the work during construction, only by written instructions from Tenant's Representative to Landlord's Representative on a form approved by Landlord. All such changes shall be subject to Landlord's prior written approval in accordance with Section 4 of this Agreement. Prior to commencing any change, Landlord shall prepare and deliver to Tenant, for Tenant's approval, a change order (the "Change Order") setting forth the additional time required to perform the change and the total cost of such change, which will include associated architectural, engineering and construction contractor's fees, delay costs, additional coordination costs, and the cost of Landlord's overhead at the rate of ten percent (10%) of the amount of the Change Order, not to exceed $l,000.00 per Change Order. If Tenant fails to approve such Change Order within two (2) business days after delivery by Landlord, Tenant shall be deemed to have withdrawn the proposed Change Order and Landlord shall not proceed to perform the change. Upon

Landlord's receipt of Tenant's approval, Contractor shall proceed to perform the change and Tenant shall pay for such Change Order at the time Contractor starts work on such Change Order.

     4. LANDLORD'S APPROVAL. Landlord may withhold its approval of any revisions to the Plans and Specifications requested by Tenant, or any Tenant Change Orders which require work which: (i) exceeds or affects the structural integrity of the Building or any part of the Utility Installations or HVAC System; (ii) is not approved by the holder of any Mortgage encumbering the Building at the time the work is proposed; (iii) violates any agreement which affects the Building or which binds Landlord; (iv) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the Building; (v) Landlord reasonably believes will reduce the market value of the Building at the end of the Term; (vi) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises and/or the Building; (vii) does not conform to Landlord's "Building Standard" tenant improvement specifications unless otherwise approved by Landlord; or (vii) Landlord reasonably believes will result in a delay in the completion of the Tenant Improvements, or result in an increase in the cost of the Tenant Improvements (unless Tenant pays such excess in advance).

     5. SUBSTANTIAL COMPLETION AND COMMENCEMENT DATE. The Commencement Date under the Lease shall not occur until the earlier to occur of (i) Substantial Completion of the Tenant Improvements and tender of possession of the Premises to Tenant; or (ii) the date Tenant opens for business in the Premises; or (iii) the date that Substantial Completion of the Tenant Improvements would have occurred but for Tenant Delays (as defined below). If Substantial Completion of the Tenant Improvements shall be delayed as a result of a Tenant Delay, the Commencement Date shall be accelerated by the number of days of such Tenant Delay; provided that, for those Tenant Delays included in clause (e) only, Landlord shall provide Tenant written notice not less than ten business days after Landlord discovers (or reasonably could have discovered) that such Tenant Delay has commenced or occurred, but if Tenant cures such Tenant Delay within one business day after receiving such notice from Landlord, the Commencement Date will not be accelerated. Each of the following events shall be deemed a "Tenant Delay": (a) delays resulting from any direction by Tenant that Landlord suspend work or otherwise hold up construction of any portion of the Tenant Improvements because of a possible Change Order by Tenant or for any other reason directed by Tenant; (b) delays because portions of Tenant Improvements cannot be performed until work to be performed by or on behalf of Tenant is performed; (c) delays due to the failure of Tenant to pay when due any amount payable pursuant to this Exhibit; (d) delays which result directly or indirectly from Tenant's changes in the Plans and Specifications; or (e) any other action or inaction of Tenant that directly or indirectly delays Landlord in completing the Tenant Improvements. Tenant shall pay any actual and documented costs or expenses incurred by Landlord as a result of any Tenant Delays, including without limitation, any increases in costs or expenses for labor or materials.

     As used in this Lease and this Agreement, the term "Substantial Completion of the Tenant Improvements" shall mean that (i) all of the Base Building Systems are operational to the extent necessary to service the Premises, (ii) Landlord has procured an Authorization to Occupy/Certificate of Occupancy (or an equivalent from the City for such work), either temporary or final, (iii) Landlord has completed the Tenant Improvements substantially in accordance with this Agreement except for finishing details of construction, decoration, mechanical, and other adjustments and other items of the type commonly found on an architectural "punch list", none of which materially interfere With Tenant's use or occupancy of the Premises for normal business operations, and (iv) the Premises have been professionally cleaned and free from debris.

     6. TENANT'S PUNCH LIST. Upon Substantial Completion of the Tenant Improvements, Landlord shall give Tenant three (3) business days prior notification of a meeting for Tenant to inspect the Tenant Improvements. Tenant's Representative shall completely examine the Premises and prepare with Landlord's Representative and Contractor a list of all visible items to be completed by Contractor to finish the Tenant Improvements. The list shall be signed by both Landlord and Tenant and all items shall be completed as soon as reasonably possible. Any items damaged during Tenant's move in or occupancy shall be repaired or replaced by Contractor at Tenant's sole cost and expense and not as part of the Tenant Improvement Allowance. Landlord agrees to proceed with due diligence to complete all such punch list items within thirty (30) days of its receipt of such list. Any additional punch list items discovered by Tenant within thirty (30) days following the Commencement Date shall be incorporated into the Punch List.

     7. TENANT IMPROVEMENT ALLOWANCE. Landlord agrees to provide Tenant an allowance (the "Tenant Improvement Allowance") in an amount not to exceed $461,188.00 which amount represents $28.00 per Rentable Square Foot less the square footage attributable to (i) the restrooms; (ii) janitor's closet; (iii) telephone and electric rooms; and (iv) Tenant's share of the ground floor lobby. Landlord also agrees to provide Tenant with an additional allowance toward the cost of the Tenant Improvements of up to $8.00 per Rentable Square Foot of space in the Premises, at Tenant's option ("Additional Tenant Improvement Allowance"), provided that (a) Tenant gives Landlord written notice of its intention to exercise its option to utilize the Additional Tenant Improvement Allowance within thirty (30) days after the execution of this Lease, and (b) such Additional Tenant Improvement Allowance shall be amortized over the Lease Term and shall result in an increase of Monthly Base Rent of $.02 per Rentable Square Foot of space in the Premises for each $l.00 per Rentable Square Feet of Additional Tenant Improvement Allowance for which Tenant exercises its option. The Tenant Improvement Allowance and Additional Tenant Improvement Allowance shall be applied towards, without limitation, any and all costs of construction, city permits, space planning, working drawings, engineering and the cost of Landlord's overhead. Landlord agrees that the Contractor shall not be entitled to general conditions as part of the costs to construct the Tenant Improvements, as the Contractor is already on the Project site performing construction. Landlord shall submit to Tenant, prior to commencement to construction of the

Tenant Improvements, a detailed written estimate of the total cost to construct the Tenant Improvements in accordance with the Plans and Specifications ("Work Cost Estimate"). Tenant shall approve or disapprove of the Work Cost Estimate within five (5) business days after receipt thereof from Landlord. The failure of Tenant to timely deliver notice of disapproval shall be deemed to be Tenant's approval of the Work Cost Estimate. If Tenant timely reasonably disapproves the Work Cost Estimate, Tenant shall immediately notify Landlord of such disapproval and the specific bases for such disapproval within such five (5) business day period and the parties shall immediately meet in order to revise the Plans and Specifications so that the Work Cost Estimate can he adjusted to an amount which is acceptable to Tenant. The amount by which the costs to construct the Tenant Improvements exceed the Tenant Improvement Allowance, or Tenant Improvement Allowance plus Additional Tenant Improvement Allowance, if Tenant exercises its option for same, shall be defined as the "Tenant Extra Cost" and shall be the sole responsibility of Tenant. Tenant shall pay to Landlord, within five (5) business days of Landlord's written request therefor, the total amount payable by Tenant for the Tenant Extra Cost. Any savings achieved during the construction of the Tenant Improvements shall be applied first to reduce the Tenant Extra Cost, and any excess Tenant Extra Cost held by Landlord at completion of the Tenant Improvements shall be refunded to Tenant. Neither the Tenant Improvement Allowance nor the Additional Tenant Improvement Allowance will be applied to Tenant's furniture, trade fixtures, and personal property, moving costs, or Tenant's obligations under the Lease.

     8. TENANT WORK. All finish work and other decor work desired by Tenant and not included within the scope of the Tenant Improvements as set forth in the approved Plans and Specifications, including, without limitation, computer systems, telecommunication systems, tenant's security systems and installation of Tenant's trade fixtures, furnishings and personal property (the "Tenant Work") shall be furnished and installed by Tenant at Tenant's sole cost and expense. Commencement of any Tenant Work by Tenant shall not constitute acceptance by Tenant of any work by Landlord or its Contractor or a waiver of any rights that Tenant may have against Landlord, its Contractor or others with respect to the Tenant Improvements.

     9. CONFLICTS. In the event of any conflict between the terms of this Agreement and the Lease, the terms of this Agreement shall control.

DATE:     APRIL 7, 1998

LANDLORD:                          TENANT:

Pacific Torrey Reserve Holdings, L.P.,            Collateral Therapeutic, Inc.
a California limited partnership                  a California corporation

By:  American Assets, Inc.,                  By: /s/ Christopher J. Reinhard
     a California corporation                   --------------------------------
     Agent for Owner                         Name: Christopher J. Reinhard
                                                  ------------------------------
                                             Title: Chief Operating Officer
                                                   -----------------------------

     By: /s/ John W. Chamberlain             By: /s/ Jack W. Reich, Ph.D.
        --------------------------              --------------------------------
          John W. Chamberlain                Name: Jack W. Reich, Ph.D.
          Chief Executive Officer                 ------------------------------
               4/9/98                        Title: President & CEO
                                                   -----------------------------


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